                                                                [Conformed Copy]



                               PURCHASE AGREEMENT



                          DATED AS OF NOVEMBER 23, 1998



                                      AMONG



                              THYSSEN INDUSTRIE AG,
                                    As Buyer,


                      THYSSEN ELEVATOR HOLDING CORPORATION,
                                    As Buyer


                                       AND


                               DOVER CORPORATION,
                                    As Seller
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                                TABLE OF CONTENTS

SECTION 1
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Purchase and Sale of the Elevator Business................................     2
      1.1   Purchase and Sale.............................................     2
      1.2   Purchase Price................................................     3
      1.3   Closing.......................................................     3
      1.4   Deliveries....................................................     4
            (a)   Deliveries by Seller....................................     4
            (b)   Deliveries by Buyers....................................     5

SECTION 2
Representations and Warranties of Seller..................................     6
      2.1   Organization and Enforceability...............................     6
      2.2   Elevator Subsidiary Organization..............................     6
      2.3   Elevator Subsidiary Ownership of Assets.......................     7
      2.4   Compliance with Applicable Law................................     7
      2.5   Taxes.........................................................     7
      2.6   Capital Stock and Other Equity Interests......................     8
      2.7   Securities and Exchange Commission Filing.....................     8
      2.8   Financial Statements..........................................     8
      2.9   Ordinary Course of Business...................................     8
      2.10  Brokers and Finders...........................................     9

SECTION 3
Representations and Warranties of Buyers..................................     9
      3.1   Organization and Enforceability...............................     9
      3.2   No Litigation.................................................     9
      3.3   Compliance with Applicable Law................................    10
      3.4   Restricted Shares.............................................    10
      3.5   Brokers and Finders...........................................    10

SECTION 4
Covenants.................................................................    10
      4.1   Operation of the Elevator Business Prior to Closing...........    10
      4.2   Confidential Information......................................    12
      4.3   Required Actions..............................................    12
      4.4   Reasonable Best Efforts.......................................    14
      4.5   Reorganization and Delivery...................................    14
      4.6   Section 338(h)(10) Elections..................................    15
      4.7   Employee Benefits.............................................    15
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      4.8   Insurance Payments and Arrangements...........................    19
      4.9   Directors' and Officers' Indemnification and Insurance........    19
      4.10  Access to Information; Use of Technical Information...........    20
      4.11  Solicitation of Personnel.....................................    20
      4.12  Non-Competition...............................................    20

SECTION 5
Conditions to the
Obligation of Buyers to Close.............................................    22
      5.1   Representations and Warranties True...........................    22
      5.2   Performance...................................................    22
      5.3   Legal Opinion.................................................    22
      5.4   Compliance with Required Actions..............................    22
      5.5   Second Tranche Closing........................................    23

SECTION 6
Conditions to the
Obligation of Seller to Close.............................................    23
      6.1   Representations and Warranties True...........................    23
      6.2   Performance...................................................    23
      6.3   Legal Opinion.................................................    23
      6.4   Compliance with Required Actions..............................    23
      6.5   Second Tranche Closing........................................    24

SECTION 7
Termination...............................................................    24
      7.1   Termination...................................................    24
      7.2   Effect of Termination.........................................    24

SECTION 8
Adjustments and Claims....................................................    25
      8.1   Closing Balance Sheet Adjustment..............................    25
      8.2   Survival of Representations and Warranties; Indemnification...    27
      8.3   Limitation on Indemnification.................................    31

SECTION 9
Miscellaneous Provisions..................................................    32
      9.1   Dispute Resolution............................................    32
      9.2   Tax Returns; Tax Cooperation..................................    34
      9.3   Amendment.....................................................    36
      9.4   Waiver of Compliance..........................................    36
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      9.5   Notices.......................................................    36
      9.6   Assignment....................................................    37
      9.7   No Third Party Beneficiaries..................................    37
      9.8   Expenses......................................................    38
      9.9   Public Announcements..........................................    38
      9.10  Counterparts..................................................    38
      9.11  Headings......................................................    38
      9.12  Further Action................................................    38
      9.13  Entire Agreement; Severability................................    38
      9.14  Buyers' Obligations, etc......................................    39
      9.15  Governing Law.................................................    39
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Exhibit I:  Defined Terms

Exhibit II: Elevator Subsidiaries

Exhibit A: IP License Agreement

Exhibit B.1: Assignment of Trademarks

Exhibit B.2: Patent Assignment

Exhibit B.3: Copyright Assignment

Exhibit C: Insurance Arrangements Agreement

Exhibit D: Form of FIRPTA Certificate

Exhibit E: Form of Note

Exhibit F: Form of Opinion of General Counsel to Seller

Exhibit G: Form of Opinion of General Counsel to each Buyer

Exhibit G-1: Form of Opinion of Buyer's General Counsel

Exhibit G-2: Form of Opinion of Buyer's General Counsel


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                               PURCHASE AGREEMENT

PURCHASE AGREEMENT, dated as of November 23, 1998, by and among Thyssen Industrie AG, a corporation organized and existing under the laws of the Federal Republic of Germany ("Thyssen"), Thyssen Elevator Holding Corporation, a corporation organized and existing under the laws of the State of Delaware, U.S.A. ("Elevator Holding", and, together with Thyssen, each a "Buyer" and collectively the "Buyers"), and Dover Corporation, a corporation organized and existing under the laws of the State of Delaware, U.S.A. ("Seller").

                              W I T N E S S E T H :

      WHEREAS, Seller, through certain of its direct and indirect subsidiaries, divisions and joint ventures listed on Exhibit II hereto (the "Elevator Subsidiaries"), conducts the business of manufacturing, selling, installing, servicing, repairing and modernizing elevators and installing, servicing and repairing escalators manufactured by others (such business, as more fully described in the Form 10 (as hereinafter defined), being the "Elevator Business");

      WHEREAS, Elevator Holding is an indirect wholly owned subsidiary of Thyssen AG, a corporation organized and existing under the laws of the Federal Republic of Germany ("Parent"), and will purchase stock or assets to be transferred in the First Tranche, and Thyssen is a majority owned subsidiary controlled by Parent and the indirect parent of Northern Elevator Limited, a corporation organized and existing under the laws of the Province of Ontario, Canada ("NEL") that will purchase stock to be transferred in the Second Tranche.

      WHEREAS, Seller desires to sell and transfer the Elevator Business to Buyers, and Buyers desire to purchase and acquire the Elevator Business from Seller, upon the terms and subject to the conditions set forth herein;

      WHEREAS, Buyers, directly or through one of their indirect subsidiaries, desire to purchase and Seller desires to sell, or cause: (1) the Equity Sellers to sell the Transferred Equity to the Equity Buyers, and (2) Delaware Capital Formation, Inc., a Delaware corporation ("DCF"), to sell or license certain Intellectual Property to Elevator Holding;

      WHEREAS, certain Intellectual Property associated with the Elevator Business is excluded from the Elevator Assets to be transferred to the Buyer Entities on the applicable Closing Date and Seller desires to cause DCF to license such Intellectual Property to Buyers and Buyers desire to license such Intellectual Property from DCF pursuant to the IP License Agreement; and

      WHEREAS, defined terms used herein have the meanings set forth or referred to in Exhibit I of this Agreement.

      NOW, THEREFORE, in consideration of the covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    SECTION 1

                   PURCHASE AND SALE OF THE ELEVATOR BUSINESS

      1.1 PURCHASE AND SALE. Seller hereby agrees to sell, assign, convey, transfer and deliver to Buyers, and Buyers hereby jointly and severally agree to purchase from Seller, on the terms and subject to the conditions set forth in this Agreement, all of the Elevator Business, including: (a) all the stock of the Elevator Subsidiaries owned directly or indirectly by Seller, as indicated on Exhibit II hereto, and (b) all the Elevator Assets and all the Liabilities of the Elevator Business, but not including non-Elevator Assets.

      Notwithstanding the foregoing: (i) the license of certain rights to the use of the DOVER trademark and certain patents used in the Elevator Business shall be governed solely by the terms of the Intellectual Property License Agreement substantially in the form attached as Exhibit A hereto (the "IP License Agreement"), and (ii) the purchase and sale of the Elevator Business shall not include (A) the purchase or sale of Dover Elevators, Inc., a recently organized Delaware corporation that does not, and will not as of either Closing Date, own, license or lease any Elevator Assets or engage in the Elevator Business or (B) any business Seller conducts, directly or indirectly, on the date hereof, through its Rotary Lift division and through certain other subsidiaries not currently part of the Elevator Business which manufacture and sell certain valves, pumps, hydraulic actuators, motors and other products suitable for use in elevators.

      As clarification of the foregoing,

      (a) On the First Tranche Closing Date (as hereinafter defined) and upon the terms and conditions of this Agreement:

            (i) Seller shall cause Delaware Capital Holdings, Inc., a Delaware corporation ("DCH"), and Revod Corporation, a Delaware corporation ("Revod"), to sell, assign, transfer, convey and deliver (or cause to be sold, assigned, transferred, conveyed and delivered) to Elevator Holding and Elevator Holding shall purchase and acquire, (A) all the stock of: (1) General Elevator Company, Incorporated, a Maryland corporation, (2) East Coast Elevator Service, Inc., a Florida corporation, (3) Dover Elevator International, Inc., a Delaware corporation, (4) Empire Elevator Corporation, a Delaware corporation, (5) Hudson Elevator Corp., a Delaware corporation, and (B) 80% of the stock of Dover Australian Elevator Company Pty. Limited, an Australian corporation;

            (ii) Seller shall cause DCF to sell, assign, transfer, convey and deliver to Elevator Holding and Elevator Holding shall purchase and acquire, all of the right, title and interest of DCF in all Intellectual Property (other than the Licensed IP) used in the Elevator Business and Seller shall cause DCF to execute the Assignment of Trademarks, the Patent Assignment and the Copyright Assignment, substantially in the forms attached as Exhibit B.1, Exhibit B.2 and Exhibit B.3 hereto, respectively (collectively, the "IP Transfer Agreements"); and

            (iii) DCF and the Buyers shall enter into the IP License Agreement providing for the royalty free and, except with respect to the DOVER trademark, perpetual license of the Licensed IP.

      (b) On the Second Tranche Closing Date (as hereinafter defined) and upon the terms and conditions of this Agreement, Seller shall cause Dover Corporation (Canada) Holdings Limited, currently named Dover Corporation (Canada) Limited, but to be so renamed before the Second Tranche Closing ("Dover Canada"), to sell, assign, transfer, convey and deliver (or cause to be sold, assigned, transferred, conveyed and delivered) to NEL, and Buyers shall cause NEL to purchase and acquire, all the stock of Dover Corporation (Canada) Limited, a Canadian corporation to be organized prior to the Second Tranche Closing and identified as Canada Newco on Exhibit II ("Canada Newco").

      1.2 PURCHASE PRICE. The purchase price for the Elevator Business (the "Purchase Price") shall be One Billion One Hundred Million U.S. Dollars (US$1,100,000,000) (with US$1,080,000,000 of the Purchase Price being designated the "First Tranche Amount" and US$20,000,000 of the Purchase Price being designated the "Second Tranche Amount") payable in cash on the applicable Closing Date by wire transfer of immediately available funds to a bank account designated by Seller in writing to Buyers not less than two Business Days prior to the applicable Closing Date; provided, that if either Closing shall occur sooner than five Business Days after the giving of the HSR Notice, the First Tranche Amount and any amounts owed by Buyers to Seller in respect of expenses as contemplated by Section 9.8 or the Second Tranche Amount, as the case may be, may be paid by delivery of a promissory note of Parent in substantially the form attached as Exhibit E hereto (the "Note"). The Purchase Price shall be allocated as of the Closing Date in accordance with Schedule 1.2.

      1.3 CLOSING. Subject to the terms and conditions of this Agreement, the closing of the First Tranche (the "First Tranche Closing") and the closing of the Second Tranche (the "Second Tranche Closing") shall take place at the offices of Coudert Brothers, 1114 Avenue of the Americas, New York, New York 10036 (or at such other location as the parties shall mutually agree) on the last Business Day of the month in which all conditions specified in Sections 5 and 6 have been satisfied (or the second next succeeding Business Day if such conditions are satisfied on the last or second-to-last Business Day of such month) (the "First Tranche Closing Date" and the "Second Tranche Closing Date", respectively, and each a "Closing Date"). It is the parties' intention that, if possible, the First Tranche Closing and the Second Tranche Closing occur on the same day.


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
      1.4 DELIVERIES.

      (a) DELIVERIES BY SELLER. Subject to the terms and conditions of this Agreement, Seller shall deliver or cause its subsidiaries to deliver to Buyers:

            (i) upon the First Tranche Closing, the following:

                  (A) certificates, free of any restrictive legends, representing (i) all the stock of: (a) General Elevator Company, Incorporated, a Maryland corporation, (b) East Coast Elevator Service, Inc., a Florida corporation, (c) Dover Elevator International, Inc., a Delaware corporation, (d) Empire Elevator Corporation, a Delaware corporation, (e) Hudson Elevator Corp., a Delaware corporation, and (ii) 80% of the stock of Dover Australian Elevator Company Pty. Limited, an Australian corporation, and in each case, registered in the name of Elevator Holding;

                  (B) executed counterparts of the following agreements (collectively, the "Related Agreements"):

                        (1) the IP License Agreement (provided, that if the First and Second Tranche Closings do not occur on the same day, Dover Canada and its direct and indirect subsidiaries shall have the right to use the Intellectual Property covered by the IP License Agreement free of charge until the Second Tranche Closing);

                        (2) the IP Transfer Agreements, executed by DCF (provided, that if the First and Second Tranche Closings do not occur on the same day, Dover Canada and its direct and indirect subsidiaries shall have the right to use the Intellectual Property covered by the IP Transfer Agreements free of charge until the Second Tranche Closing); and

                        (3) the Insurance Arrangements Agreement substantially in the form attached as Exhibit C hereto;

                  (C) a copy, certified as of the First Tranche Closing Date by an authorized officer of Seller, of the resolutions of the Board of Directors of Seller authorizing the execution, delivery and performance of this Agreement by Seller; and

                  (D) a certificate substantially in the form attached as Exhibit D hereto certifying that DCH is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code").

            (ii) upon the Second Tranche Closing, a certificate representing all the stock of Canada Newco, free of any restrictive legends and registered in the name of NEL; and


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
            (iii) upon each Closing, the following:

                  (A) a certificate, dated the applicable Closing Date and executed by Seller, as to the matters set forth in Sections 5.1 and 5.2;

                  (B) the written opinion of the General Counsel of Seller required by Section 5.3 hereof; and

                  (C) an acknowledgment of receipt by Seller of the portion of the Purchase Price and the other items delivered by Buyers at the applicable Closing.

            (b) DELIVERIES BY BUYERS. Subject to the terms and conditions of this Agreement, Buyers shall deliver to Seller:

            (i) upon the First Tranche Closing, the following:

                  (A) payment of the First Tranche Amount and the expenses specified in Section 9.8 hereof in accordance with Section 1.2;

                  (B) executed counterparts of each of the Related Agreements to which either Buyer or any affiliate of Buyers is a party; and

                  (C) a copy, certified as of the First Tranche Closing Date by an authorized officer of each Buyer, of the resolutions of the Board of Directors of such Buyer authorizing the execution, delivery and performance of this Agreement by such Buyer;

            (ii) upon the Second Tranche Closing, payment of the Second Tranche Amount in accordance with Section 1.2; and

            (iii) upon each Closing, the following:

                  (A) a certificate, dated as of the applicable Closing Date and executed by each Buyer, as to the matters set forth in Sections 6.1 and 6.2;

                  (B) the written opinion of the general counsel of each Buyer as required by Section 6.3 hereof; and

                  (C) an acknowledgment of receipt of the items to be delivered by Seller at the applicable Closing.


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
                                    SECTION 2

                    Representations and Warranties of Seller

      Seller makes no representations or warranties other than as set forth in this Section 2; provided, however, that each representation and warranty set forth in this Section 2 (other than in Section 2.5) is qualified by any information to the contrary: (i) disclosed in the Form 10, (ii) disclosed in any report filed by Seller with the Securities and Exchange Commission after the filing of the Form 10 and before the date of this Agreement, or (iii) otherwise disclosed to or agreed to by Buyers in writing; provided, further, that, notwithstanding anything to the contrary contained herein, to the extent any representation or warranty is made with respect to Canada Newco, such representation or warranty shall speak only as of the time immediately prior to the Second Tranche Closing and shall survive to the extent contemplated in
Section 8.2. Subject to the foregoing, and as an inducement to Buyers to enter into this Agreement, Seller hereby represents and warrants to Buyers as follows:

      2.1 ORGANIZATION AND ENFORCEABILITY.

            (a) Each of Seller and each Seller Entity is a corporation or other entity, duly organized or formed and in good standing, as the case may be, and validly existing under the laws of the jurisdiction of its organization or formation.

            (b) Each of this Agreement and the Related Agreements constitutes, or will constitute when signed, the legal, valid and binding agreement of each of the Seller Companies party thereto, enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws affecting creditors' rights generally and to general principles of equity.

            (c) The execution and the delivery of this Agreement and the Related Agreements, and the consummation of the transactions contemplated hereby and thereby, have been, or will prior to signing be, duly authorized by all requisite corporate or other action on the part of each Seller Company party thereto.

      2.2 ELEVATOR SUBSIDIARY ORGANIZATION.

            (a) Each of the Elevator Subsidiaries is a corporation or other entity duly organized or formed, as the case may be, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has all necessary power under its organizational documents and the law pursuant to which it was organized or formed to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Elevator Business as it is currently conducted by such Elevator Subsidiary.

            (b) Each of the Elevator Subsidiaries which is a joint venture is established pursuant to an agreement or agreements which, under their governing laws, are legal, valid and enforceable against all parties thereto in accordance with their terms, subject to applicable bankruptcy, insolvency and other laws affecting creditors' rights generally and to general principles of equity and public policy.

      2.3 ELEVATOR SUBSIDIARY OWNERSHIP OF ASSETS. The Seller Entities, directly or through an Elevator Subsidiary, own (or, prior to the applicable Closing Date, will own), license or lease all Elevator Assets and Licensed IP, and all such properties and assets which are so owned by such Seller Entities are (or, prior to the applicable Closing Date, will be) owned free of any Encumbrances, except where the failure to so own, license or lease could not reasonably be expected to have a Material Adverse Effect. The Seller Entities have the right and ability to consummate the transfers of the Elevator Assets and Licensed IP contemplated by this Agreement and the Related Agreements, without such transfers giving rise to any Encumbrances and without incurring any penalty or other adverse consequence, including, without limitation, any increases in rentals, royalties or licenses or other fees imposed as a result of or arising from such transfers except for any such Encumbrances, penalties or adverse consequences which could not reasonably be expected to have a Material Adverse Effect.

      2.4 COMPLIANCE WITH APPLICABLE LAW. None of the Seller Companies is in violation of any applicable foreign or domestic laws, rules, regulations, ordinances, codes, judgments, orders, injunctions, writs or decrees of any Federal, state, local or foreign court or governmental body or agency thereof (including, without limitation, environmental, health and safety requirements and requirements for product safety, product design and product recall to correct any failure to so comply) to which it may be subject and which could reasonably be expected to have a Material Adverse Effect or which would prevent such Seller Company from consummating the transactions contemplated in this Agreement or any Related Agreement to which it is or is to be a party.

      2.5 TAXES. All returns and reports relating to Taxes which are required to be filed with respect to the Elevator Subsidiaries or the Elevator Business on or before the date hereof or which will be required to be filed on or before the applicable Closing Date have been, or will be, duly and timely filed and all such returns and reports are, or will be, complete and correct in all material respects, insofar as they relate to the Elevator Business. Except as disclosed in Schedule 2.5: (i) all Taxes imposed on or with respect to the Elevator Subsidiaries or the Elevator Business which have become due and payable on or before the applicable Closing Date have been, or will be prior to the applicable Closing Date, paid in a timely manner or shall be adequately reflected on the Closing Balance Sheet; (ii) there are no actions or proceedings currently pending or, to the knowledge of Seller, threatened against any Elevator Subsidiary or with respect to the Elevator Business by any governmental authority for the assessment or collection of Taxes (with respect to the Elevator Business); (iii) no claim for the assessment or collection of Taxes (with respect to the Elevator Business) has been asserted or, to the knowledge of Seller, threatened against any Elevator Subsidiary or with respect to the Elevator Business; (iv) there are no matters under discussion by Seller or, to the knowledge of Seller, any Seller Entity or any Elevator

Subsidiary with any governmental authority regarding claims for the assessment or collection of Taxes with respect to any Elevator Subsidiary or with respect to the Elevator Business; (v) there are no agreements, waivers or applications by an Elevator Subsidiary or with respect to the Elevator Business for an extension of time for the assessment or payment of any Taxes; and (vi) there are no Tax liens on any of the assets of the Elevator Subsidiaries or with respect to the Elevator Business (other than any liens for current Taxes not yet due and payable). No consent under Section 341(f) of the Code has been filed with respect to any Elevator Subsidiary.

      2.6 CAPITAL STOCK AND OTHER EQUITY INTERESTS. All of the Transferred Equity that constitutes capital stock has been validly issued and is fully paid and nonassessable. Each of the Seller Entities directly or indirectly owns the Transferred Equity in the amounts and percentages set forth on Exhibit II, in each case free and clear of any material Encumbrances. Except as indicated on
Exhibit II, the Transferred Equity constitutes all of the issued and outstanding capital stock and other equity interests of each Elevator Subsidiary. There are no outstanding options, warrants or other rights to subscribe for or purchase from any Seller Company, or any plans, contracts or commitments providing for the issuance of, or the granting of rights to acquire, (i) any capital stock or other similar ownership interests in any Elevator Subsidiary or (ii) any securities convertible into or exchangeable for any capital stock or other ownership interests in any Elevator Subsidiary, and there are no outstanding contractual obligations of any Seller Company to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other similar ownership interests in any of the Elevator Subsidiaries.

      2.7 SECURITIES AND EXCHANGE COMMISSION FILING. The Form 10 Registration Statement filed on July 8, 1998 by Dover Elevators, Inc. (File No. 001-14285) with the Securities and Exchange Commission, including the Information Statement included as Exhibit 99 thereto (the "Form 10"), did not, as of its date and subject to completion as contemplated therein, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

      2.8 FINANCIAL STATEMENTS. Attached as Schedule 2.8 hereto are the consolidated balance sheet (the "Elevator Balance Sheet"), income statement and statement of cash flows of the Elevator Business at September 30, 1998 (unaudited) (together with the Financial Statements included in Exhibit 99 to the Form 10, including the notes thereto, the "Elevator Financial Statements"). The Elevator Financial Statements have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") (except with respect to footnotes) applied on a consistent basis, except as otherwise stated therein, and present fairly the financial condition of the Elevator Business at the dates, and the results of operations of the Elevator Business for the periods, stated therein.

      2.9 ORDINARY COURSE OF BUSINESS. Since September 30, 1998 through the date of this Agreement: (i) the Elevator Business has been operated only in the ordinary course of business consistent with past practice in all material respects, (ii) there has not occurred any event that has had or could reasonably be expected to have a Material Adverse Effect or would materially impair or delay the ability of the Seller Companies to consummate the transactions contemplated by, or perform their obligations under, this Agreement and the Related Agreements, and (iii) no Seller Company has entered into or adopted, as the case may be, any of the Spin-off Documents, except for the Dover Elevators, Inc. Retirement Savings Plan.

      2.10 BROKERS AND FINDERS. Other than Goldman, Sachs & Co., no broker, finder or investment banker has been retained by Seller or is entitled by any commitment from Seller to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Related Agreements. Seller is solely responsible for the fees and expenses of Goldman, Sachs & Co.


                                    SECTION 3

                    Representations and Warranties of Buyers

      Neither Buyer makes any representations or warranties other than as set forth in this Section 3. As an inducement to Seller to enter into this Agreement, Buyers hereby represent and warrant to Seller as follows:

      3.1 ORGANIZATION AND ENFORCEABILITY.

            (a) Each Buyer and each Buyer Entity is an Aktiengesellschaft or other corporation and is validly existing and in good standing under the laws of the jurisdiction of its organization.

            (b) Each of this Agreement and the Related Agreements constitutes the legal, valid and binding agreement of each Buyer or Buyer Entity which is a party hereto or thereto, enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws affecting creditors' rights generally and to general principles of equity.

            (c) The execution and the delivery of this Agreement and the Related Agreements, and the consummation of the transactions contemplated hereby and thereby, will not violate any provision of the Certificate of Incorporation or bylaws or other similar constituent documents of either Buyer or any Buyer Entity party hereto or thereto and have been duly authorized by all necessary corporate action.

      3.2 NO LITIGATION. There are no suits, actions, proceedings (including, without limitation, arbitral or administrative proceedings), claims or governmental investigations pending or, to the knowledge of Buyers, threatened against either Buyer or any Buyer Entity that could reasonably be expected to prevent or require the rescission of the transactions contemplated by this Agreement or any Related Agreement to which such Buyer or Buyer Entity is a party, or, to the knowledge of Buyers, could reasonably be expected to challenge the validity or propriety of, or have a material adverse effect, on the ability of Buyers or such Buyer Entity to consummate the transactions contemplated by this Agreement or such Related Agreements.

      3.3 COMPLIANCE WITH APPLICABLE LAW. Neither Buyer nor any of the Buyer Entities is in violation of any applicable foreign or domestic laws, rules, regulations, ordinances, codes, judgments, orders, injunctions, writs or decrees of any Federal, state, local or foreign court or governmental body or agency thereof to which it may be subject which are applicable to and which could reasonably be expected to prevent Buyers or such Buyer Entity from consummating the transactions contemplated by this Agreement or the Related Agreements to which such Buyer or such Buyer Entity is or will be a party.

      3.4 RESTRICTED SHARES. The Buyer Entities are purchasing the Transferred Equity for their own accounts for investment and not with a view toward the resale or distribution to others. The Buyer Entities are aware that the Transferred Equity has not been registered under any securities laws.

      3.5 BROKERS AND FINDERS. Other than Merrill Lynch & Co., no broker, finder or investment banker has been retained by Buyers or is entitled by any commitment from Buyers to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Related Agreements. Buyers are solely responsible for the fees and expenses of Merrill Lynch & Co.


                                    SECTION 4

                                    Covenants

      4.1 OPERATION OF THE ELEVATOR BUSINESS PRIOR TO CLOSING.

            (a) Buyers and their respective officers, employees and authorized agents shall have reasonable access to the employees, facilities, books and records of the Seller Companies relating to the Elevator Business and shall be entitled to copies of such financial and operating data and other information concerning the Elevator Business as they may reasonably request, provided, that
(i) any such access shall not unreasonably interfere with the Elevator Business,
(ii) any such access shall be only with prior notice to and in coordination with Seller, (iii) in the opinion of Seller, the providing of any such access will not cause Seller to be in violation of any law, and (iv) Buyers shall comply with their confidentiality obligations under Section 4.2 with respect to any information obtained.

            (b) Seller agrees that, except for the Reorganization and except for amounts which will be reflected in the Due to (from) Amount pursuant to Section 8.1, until the Second Tranche Closing it shall cause the Seller Companies to operate the Elevator Business only in the ordinary course of business consistent with past practice and use their reasonable best efforts to preserve intact the Elevator Subsidiaries' present business organizations and keep available the services of their present officers and customers, suppliers and others having business relationships with them, except as shall be necessary to amend the Dover Elevators, Inc. Retirement Savings Plan to reflect the transactions contemplated in this Agreement or as shall be required pursuant to Section 4.7(c). Without limiting the foregoing, Seller shall cause the Seller Companies to not, without the prior written consent of the Buyers, which consent shall not be unreasonably withheld:

            (i) make any material changes in the customary methods of operations of the Elevator Business, including, without limitation, practices and policies relating to manufacturing, purchasing, inventories, marketing, selling and pricing;

            (ii) amend, terminate, cancel or compromise any material claims of the Elevator Business or waive any other rights of substantial value to the Elevator Business;

            (iii) amend, modify or consent to the termination of any material contract or any of the rights of the Elevator Business thereunder;

            (iv) with respect to the Elevator Business, terminate, discontinue, close or dispose of any material plant, facility or other business operation, or lay off any employees (other than layoffs of less than 50 employees in any six-month period in the ordinary course of business consistent with past practice) or implement any early retirement, separation or program providing early retirement window benefits within the meaning of Section 1.401(a)-4 of ERISA or announce or plan any such action or program for the future;

            (v) permit any Elevator Subsidiary to make any capital expenditures or other financial investments of any kind which are in excess of $500,000 or which would require approval of the management and/or the board of directors of Seller in accordance with the past practice of the Elevator Business;

            (vi) other than intercompany debt and other amounts which will be reflected in the Due to (from) Amount and adjusted after the First Tranche Closing Date as provided in Section 8.1, permit any Elevator Subsidiary to make any loan to, guarantee any debt of or otherwise incur any debt on behalf of any person or entity;

            (vii) sell, transfer, lease, sublease, license or otherwise dispose of any of the Intellectual Property used in the Elevator Business;

            (viii) make any change in any method of accounting or accounting practice or policy used by the Elevator Business other than such changes required by U.S. GAAP;

            (ix) enter into any material contract with any Elevator Subsidiary except in the ordinary course of business; or

            (x) issue or grant any options, warrants or other rights to subscribe for or purchase from any Seller Company, or make or enter into any plans, contracts or commitments providing for the issuance of, or the granting of rights to acquire, (i) any capital stock or other similar ownership interests in any Elevator Subsidiary or (ii) any securities convertible into or exchangeable for any capital stock or other ownership interests in any Elevator Subsidiary.

      4.2 CONFIDENTIAL INFORMATION. Each Buyer and Seller will, and will instruct their respective affiliates, employees, agents and representatives to, hold in strict confidence all Confidential Information, and, without the prior written consent of the other party or parties, will not, and will instruct their respective affiliates, employees, agents and representatives not to, use, directly or indirectly or through any subsidiary, for any purpose other than the evaluation and consummation of the transactions contemplated hereby or disclose to any person, any such Confidential Information, unless compelled to disclose any such Confidential Information by judicial or administrative process or, in a written opinion of its counsel, a copy of which is delivered to the other party or parties hereto, by other requirements of any law. Upon consummation of the transactions contemplated by this Agreement, any Confidential Information relating to the Elevator Business and the Elevator Subsidiaries may be retained by Buyers and may be used as Buyers deem fit. If this Agreement is terminated, each party shall promptly destroy (and certify in writing to the other party or parties that it has destroyed) or return to the other party or parties all documents (including all copies thereof) furnished to such other party and its affiliates, employees, agents and representatives in connection with the transactions contemplated by this Agreement containing such Confidential Information and make no further use whatsoever of any Confidential Information. For purposes of this Agreement, "Confidential Information" shall mean all information of any kind concerning Buyers, the Buyer Entities, Seller, the Seller Entities and any Elevator Subsidiary or the Elevator Business, wherever obtained, except information: (i) ascertainable or obtained from public or published information, (ii) received from a third party not known to the party receiving such information to be under an obligation to the other party hereto to keep such information confidential, (iii) which is or becomes known to the public (other than through a breach of this Agreement), (iv) which the party in possession of such information can demonstrate was in its possession prior to the disclosure thereof to such party in connection with this Agreement or the Related Agreements and the consummation of the transactions contemplated hereby or thereby, or (v) which the party in possession of such information can demonstrate was independently developed by it.

      4.3 REQUIRED ACTIONS.

            (a) Buyers agree to take, or cause to be taken as provided in this
Section 4.3, all action, and to do, or cause to be done, all things necessary or required by any applicable Antitrust Law as a result of or in order to permit the consummation of the transactions contemplated by this Agreement, on or before September 29, 1999, and to pay all filing and other governmental fees relating thereto, whether assessed on Buyers, Seller or any Seller Company. After execution of this Agreement, Buyers and Seller shall make filings on or before November 30, 1998 under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Competition Act (Canada), the Investment Canada Act (if required) and any other applicable Antitrust Laws. If either Buyer or Seller or any of their respective affiliates receives a request for additional information or documentary material from any such governmental authority with respect to the transactions contemplated by this Agreement, then such party shall make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. Buyers shall advise Seller, and Seller shall advise Buyers, promptly in respect of any understandings, undertakings or agreements (oral or written) which it proposes to make or enter into with the United States Federal Trade Commission (the "FTC"), the United States Department of Justice (the "DOJ") or any other governmental authority in connection with the transactions contemplated hereby, provided, that any such understanding, undertaking or agreement by Seller shall be subject to the consent of Buyers, which consent shall not be unreasonably withheld. Buyers agree to take whatever action may be necessary to resolve on or before September 29, 1999, such objections, if any, as may be asserted under the Antitrust Laws with respect to the transactions contemplated hereby (including, without limitation, agreeing to hold separate or to divest any of the businesses, products or assets of (i) Buyers or any of their affiliates or (ii) the Elevator Business) as may be required (A) by the applicable governmental authority (including, without limitation, the Antitrust Division of the DOJ or the FTC) in order to resolve such objections as such governmental authority may have to such transactions under such Antitrust Law, or (B) by any court or similar tribunal, in any suit brought by a private party or governmental authority challenging the transactions contemplated hereby as violative of any Antitrust Law, in order to avoid the entry of, or to effect the dissolution of, any non-appealable permanent injunction or other final judgment that has the effect of preventing the consummation of any of such transactions. Notwithstanding anything in this Agreement to the contrary, no action taken by Buyers pursuant to this Section 4.3 shall entitle Buyers to any diminution of the Purchase Price, and Seller shall not be required to divest or hold separate any assets or business or otherwise take or commit to take any action that limits its freedom of action with respect to any of Seller's direct or indirect assets, businesses or product lines; provided, that if Seller's consent is required before the applicable Closing with respect to actions by Buyers at or after such Closing, Seller shall so consent.

            (b) Buyers and Seller shall promptly inform the other of any material communication from any governmental authority regarding any of the transactions contemplated hereby and shall permit the other to review in advance any proposed communication to any governmental authority. Unless required by a governmental authority, Seller shall not agree to participate in any meeting with such governmental authority in respect of any filing, investigation or other inquiry unless it is requested to do so by Buyers. Buyers shall not agree to participate in any such meeting unless they notify Seller in advance.

Subject to Section 4.2 hereof, Buyers and Seller will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other may reasonably request in connection with the foregoing (including providing access to knowledgeable employees at the regional and local level and assisting in potential litigation) and in seeking early termination of any applicable waiting periods under the Antitrust Laws, provided, that the parties will only seek such early termination at Buyers' election. Subject to
Section 4.2 hereof, Seller and Buyers will provide the other with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between it or any of its representatives, on the one hand, and any governmental authority or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated hereby.

            (c) For purposes of this Agreement, "Antitrust Laws" shall mean and include the Sherman Antitrust Act of 1890, as amended, the Clayton Act of 1914, as amended, the HSR Act, the Federal Trade Commission Act, as amended, the Competition Act (Canada), the Investment Canada Act and all other U.S. Federal, state and applicable foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, restraint of trade or limitation of competition.

      4.4 REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, Seller and Buyers agree to use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

      4.5 REORGANIZATION AND DELIVERY.

            (a) Seller agrees, at Seller's cost, to do all things necessary to reorganize the Elevator Business such that, upon consummation of the transactions contemplated hereby, Buyers and the Buyer Entities shall be delivered the entire Elevator Business and all assets and, except as otherwise provided in this Agreement, Liabilities thereof (the "Reorganization"), including, without limitation, to: (i) establish Canada Newco and cause Dover Canada to transfer its Elevator Assets to Canada Newco, (ii) cause the Elevator Assets (other than Intellectual Property to be transferred under the IP Transfer Agreement or licensed under the IP License Agreement) not held by an Elevator Subsidiary to be transferred to the applicable Elevator Subsidiaries prior to the applicable Closing Date and (iii) cause title and possession of all non-Elevator Assets to be transferred to Seller or Seller's designee prior to the applicable Closing Date. With respect to clause (i), Seller agrees to report such transfer for Tax and book purposes at the fair market value of such assets in a manner consistent with Schedule 1.2. Buyers agree that the non-Elevator Assets shall not be included in the sale of the Elevator Business contemplated hereby.

            (b) Seller covenants to deliver to Buyers, at the applicable Closing, Seller's entire interest in the Transferred Equity owned by it, as represented to Buyers in Section 2.6 hereof.

      4.6 SECTION 338(h)(10) ELECTIONS.

            (a) The parties shall make joint elections under Section 338(h)(10) of the Code and the regulations thereunder and any similar elections under state or local law (each a "Section 338(h)(10) Election") and shall cooperate with each other with respect to the timely making of any such elections, including executing any documents which may be required in connection therewith. Buyers shall not make any election under Section 338 of the Code with respect to Canada Newco or any direct or indirect subsidiary of Canada Newco.

            (b) Buyers shall be responsible for the preparation of the first draft of all forms and documents required in connection with the Section 338(h)(10) Elections and, not later than 90 days prior to the due date for filing of the Section 338(h)(10) Elections, shall submit such first drafts to Seller, for Seller's review and comments. The parties shall use their best efforts, acting reasonably and in good faith, to reach agreement with respect to such forms and documents, including (i) Form 8023, (ii) all attachments required to be filed therewith pursuant to applicable Treasury Regulations and (iii) any comparable forms and attachments with respect to any applicable state or local elections being made pursuant to the elections; provided, however, that notwithstanding Section 9.1 or any other provision of this Agreement, any
Section 338(h)(10) Elections made hereunder shall be made on a timely basis. Buyers shall be responsible for the filing of the Section 338(h)(10) Elections in accordance with the provisions of this Section 4.6.

      4.7 EMPLOYEE BENEFITS.

            (a) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is sponsored, maintained or contributed to by Seller or any Elevator Subsidiary for the benefit of any employees or former employees of the Elevator Business, or with respect to which any Elevator Subsidiary is likely to incur liability under Section 4069, 4212(c) or 4204 of ERISA (the "Benefit Plans"), within 10 Business Days of the date hereof, Seller shall provide Buyers a true and correct copy of each of the following not previously delivered to Buyers: (i) such Benefit Plan and the most recent summary plan description related to each Benefit Plan for which a summary plan description is required, (ii) each trust agreement or other funding arrangement relating to such Benefit Plan, if any, (iii) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS"), including all schedules thereto,
(iv) the most recent actuarial report or financial statement relating to a Benefit Plan and (v) the most recent determination letter issued by the IRS with respect to any Benefit Plan qualified under Section 401(a) of the Code. Seller also agrees to provide Buyers and their agents, in a complete, diligent and timely manner, with all census, actuarial or other data (including, without limitation, information regarding all claims, benefits, designations, elections, notices, requests, domestic relations orders, documents and information about current and former employees of the Elevator Business, their dependents and beneficiaries) as shall be in the possession of Seller or its affiliates and as shall be reasonably necessary to calculate benefits after the First Tranche Closing Date or the Second Tranche Closing Date under any Benefit Plan and to provide all reasonable and practical assistance relating to the administration, establishment or continuation of any Benefit Plan in accordance with the provisions of this Section 4.7.

            (b) Until the expiration of not less than the twenty-four (24) month period following the First Tranche Closing Date or the Second Tranche Closing Date, as applicable (or such longer period if required by law) (the "Benefits Continuation Period"), Buyers shall cause the Elevator Subsidiaries to provide employees who are employed by the Elevator Subsidiaries immediately prior to the First Tranche Closing Date or the Second Tranche Closing Date, as applicable ("Post-Closing Employees"), with overall employee compensation and benefits that are at least as favorable in the aggregate as those in effect for such employees immediately prior to the applicable Closing Date, excluding for such purpose any benefits provided under any equity-related plans of Seller or the Elevator Subsidiaries. Consistent with the foregoing, Buyers shall use their reasonable best efforts in consultation with management of the Elevator Business, to the extent practicable, to cause the Elevator Subsidiaries to provide compensation and benefits that are as similar as possible to those in effect for the Post-Closing Employees prior to the applicable Closing Date. Post-Closing Employees and their eligible dependents shall be given credit for service with Seller and the Elevator Subsidiaries (and their affiliates and predecessors) for all purposes under the employee benefit plans and compensation programs to be provided after the applicable Closing Date by Buyers or the Elevator Subsidiaries (unless such credit would result in a duplication of benefits) to the extent such service was credited under the comparable benefit plans and compensation programs of Seller and the Elevator Subsidiaries immediately prior to the applicable Closing Date. Notwithstanding the foregoing, Buyers shall perform their obligations as set forth in Schedule 4.7. Buyers shall continue to maintain in the Dover Elevators, Inc. Retirement Savings Plan the ability of each participant to continue to invest his or her account under the plan in common stock of Seller, but only to the extent that any such investment constitutes or relates to stock which was held in a participant's account as of the applicable Closing Date.

            (c) Buyers shall cause the Elevator Subsidiaries to adopt as soon as administratively practicable following, but effective as of, the First Tranche Closing Date, defined benefit pension plans, as hereinafter provided (the "Elevator Pension Plans"), which shall assume the liabilities and obligations of the Dover Corporation Salaried Pension Plan and the Dover Corporation Hourly Pension Plan (respectively, the "Seller Salaried Pension Plan" and the "Seller Hourly Pension Plan" and collectively, the "Seller Pension Plans") to, or relating to, Post-Closing Employees and former employees of the Elevator Business (the "Elevator Pension Participants").

      The Elevator Pension Plans shall consist of the "Elevator Salaried Pension Plan", which shall be substantially identical to the Seller Salaried Pension Plan to the extent applicable to the participation of Elevator Pension Participants therein, and the "Elevator Hourly Pension Plan", which shall be substantially identical to the Seller Hourly Pension Plan to the extent applicable to the participation of Elevator Pension Participants therein.

      Seller shall cause a transfer from each of the Seller Pension Plans to the corresponding Elevator Pension Plan of (i) the Liabilities and obligations under the Seller Pension Plans to, or relating to, the Elevator Pension Participants and (ii) the assets determined as described below (the "Transfer Amount"). Seller shall provide the Elevator Subsidiaries and Buyers with the identity of each Elevator Pension Participant as to whom Liabilities and assets are to be transferred as described above. Buyers shall present, in a form reasonably acceptable to counsel for Seller, an opinion of counsel to the effect that the terms of the Elevator Pension Plans meet all of the requirements of Section 401(a) of the Code and, assuming that the Seller Pension Plans meet the requirements of Section 401(a) of the Code, that the transfer of assets described herein will not adversely affect the tax-qualified status of the Elevator Pension Plans.

      The Transfer Amount shall be determined under Section 414(l) of the Code and shall be calculated by Seller's actuary by applying the Pension Benefit Guaranty Corporation (the "PBGC") interest rate for determining the present value of annuity benefits for terminating pension plans, as set forth in Appendix B to Part 4044 of the regulations adopted by the PBGC pursuant to ERISA for single-employer plans, as such rate is in effect for the month in which the First Tranche Closing Date occurs, and all other actuarial assumptions used to calculate the present value of accrued benefits, as set forth in the actuarial report prepared by Watson Wyatt Worldwide as of January 1, 1998 in connection with each of the respective Seller Pension Plans. The Transfer Amount shall be subject to review by Buyers' actuary for the purpose of confirming that the Transfer Amount was calculated in accordance with this Section 4.7(c).

      An initial amount equal to approximately 80% of the Transfer Amount (based upon the estimated Transfer Amount as shall be mutually agreed upon by Seller's actuary and Buyers' actuary not less than ten (10) days prior to the First Tranche Closing Date) shall be transferred to a trust designated by Buyers, which trust is exempt from income Tax pursuant to Section 501(a) of the Code and otherwise meets the requirements of Section 401(a) of the Code. Such initial transfer shall be made as soon as administratively practicable after the First Tranche Closing Date, but in no event later than the later of fifteen (15) days after the First Tranche Closing Date or five (5) Business Days after Seller's receipt of written instructions from Buyers with respect to the transfer of such assets. The remainder of the Transfer Amount shall be transferred as soon as administratively practicable after Seller's actuary has completed its calculations of the Transfer Amount, Buyers' actuary has confirmed that such calculations are in accordance with this Section 4.7(c) and, if necessary, Seller's actuary and Buyers' actuary have agreed to any adjustments with respect to such calculations. The remainder of the Transfer Amount shall be adjusted to include investment earnings for the period between the First Tranche Closing Date and the actual date of transfer of the remainder of the Transfer Amount at the actual rate of investment return of each of the Seller Pension Plans through the last day of the month prior to the date the remaining assets are transferred to the Elevator Pension Plans and interest at the rate of 8% per annum from the last day of the month preceding the transfer to the date of transfer, and shall be reduced by a pro rata portion of the expenses incurred in the operation of the Seller Pension Plans and any benefit payments to or with respect to Elevator Pension Participants during such period.

      The initial and remaining portions of the Transfer Amount shall be transferred in cash or, with the mutual consent of Seller and Buyers, in marketable securities or other property held in the trusts established with respect to the Seller Pension Plans.

      Seller and Buyers shall cooperate in the preparation and filing of all documentation required to be filed with or requested by the IRS, the U.S. Department of Labor, the PBGC or any other applicable governmental agency.

      In transferring the assets and Liabilities from the Seller Pension Plans to the Elevator Pension Plans, Seller and Buyers shall comply with all applicable requirements of Sections 411(d)(6), 414(l) and 401(a)(12) of the Code, and Buyers shall cause the Elevator Subsidiaries to comply with such requirements in the administration of such plans after the Closing Date. The Elevator Pension Plans shall honor the provisions of the domestic relations orders with respect to the Elevator Pension Participants which were received and deemed qualified by Seller pursuant to Section 206(d)(3) of ERISA and Section 414(p) of the Code prior to the First Tranche Closing Date and shall administer such orders in accordance with their terms.

      Notwithstanding any of the foregoing to the contrary, in the event that, by virtue of the limitations set forth in Section 414(l) of the Code, the Transfer Amount is less than the amount determined with respect to the Elevator Pension Participants by applying the PBGC interest rate for determining the present value of annuity benefits for terminating pension plans referenced above and all other actuarial assumptions referenced above, Seller shall pay Buyers an amount in cash equal to the difference between the amount so calculated and the Transfer Amount and Buyers agree to promptly cause the contribution of such amount to the Elevator Pension Plans as promptly as permissible under Section 404 of the Code.

      Effective as of the First Tranche Closing Date, the Elevator Subsidiaries shall also establish a non-qualified supplemental pension plan, which shall assume all obligations and Liabilities of Seller and the Dover Corporation Supplemental Executive Retirement Plan with respect to Elevator Pension Participants who participate therein.

            (d) Seller and Buyers acknowledge that certain employee benefit plans (including the Dover (Canada) Limited Salaried Pension Plan (the "Canadian Pension Plan")) cover employees of each of Dover Canada and Canada Newco (collectively, the "Canadian

Entities"). Seller and Buyers agree to (i) cooperate in developing and commencing as soon as is administratively practicable after the date of this Agreement, a reasonable and equitable plan of action to divide such employee benefit plans into separate plans, transfer such employee benefit plans to either of the Canadian Entities and/or implement new or revised employee benefit plans as necessary to provide coverage to all of the affected employees of each of the Canadian Entities (and, if applicable, their spouses and other dependents and beneficiaries), (ii) implement such plan of action prior to the Second Tranche Closing Date or as soon thereafter as reasonably practicable, (iii) provide for the reasonable allocation of costs with respect to the provisions hereof and (iv) enter into such additional documentation and take such other actions as shall be reasonably necessary to accomplish the actions intended pursuant to this Section 4.7(d). If Seller and Buyers are unable to complete the implementation of such plan of action prior to the Second Tranche Closing Date, Seller and Buyers agree to develop such transitional programs and services as shall be reasonably necessary to protect the affected employees; provided, however, that in any event the implementation of such plan of action shall be completed no later than 180 days following the Second Tranche Closing Date, except as shall otherwise be necessary to comply with any law or regulatory proceeding or as the parties shall otherwise mutually agree. In addition, it is the intent of Seller and Buyers that the amount of assets and Liabilities of the Canadian Pension Plan to be transferred to a new plan or plans to be established by Canada Newco in respect of those current and former employees of the Canadian Entities who were employed in the Elevator Business shall be determined on a basis consistent with the allocation of assets in the historical records maintained, and consistent with the methodology historically employed, by Dover Canada, except to the extent that a different amount is required to be transferred by the relevant Canadian regulatory authorities. In the event that the amount of such assets to be transferred either exceeds or is less than the amount determined in the manner described in the preceding sentence by more than US$50,000, Seller shall pay (or cause to be paid) to Buyers, if the amount is less, and Buyers shall pay (or cause to be paid) to Seller, if the amount exceeds, an amount equal to the difference between the amount transferred and the amount determined pursuant to the historical records of Dover Canada.

      4.8 INSURANCE PAYMENTS AND ARRANGEMENTS. Seller and Buyers will enter into the Insurance Arrangements Agreement which provides the arrangements between the parties with respect to certain insurance policies of Seller. During the period from the date of this Agreement to the First Tranche Closing, the parties will cooperate reasonably with each other with respect to claims and in dealing with insurance and service providers.

      4.9 DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE. After the First Tranche Closing or the Second Tranche Closing, as applicable, and for the benefit of the directors and officers of the Elevator Subsidiaries transferred at such Closing, Buyers shall maintain the directors' and officers' indemnification policy (set forth in the charter and/or bylaws) of the relevant Elevator Subsidiaries, or a substantially similar policy subject to terms and conditions no less advantageous, together with appropriate liability insurance, for all officers and directors of the Elevator Subsidiaries who are such on the date hereof and (other than with respect to insurance) for all persons who have been such officers or directors within one year prior to the date hereof, for seven years after the applicable Closing Date to cover acts and omissions of such current and former directors and officers of the Elevator Subsidiaries in their capacities as such occurring prior to the applicable Closing Date in the course of their employment by, or service as director with, the Elevator Subsidiaries. Seller agrees that the insurance requirement of this provision shall be satisfied by Buyer's purchasing and maintaining a non-cancelable, seven (7) year run-off policy.

      4.10 ACCESS TO INFORMATION; USE OF TECHNICAL INFORMATION. At Seller's request, Buyers agree to grant Seller after the applicable Closing Date access, for review and copying, to all information related to the Elevator Business and the Elevator Subsidiaries, including, without limitation, any books, records, vendor lists, advertising material, general business policies and standard operating procedures, organization charts, position descriptions, accounts and business files and information pertaining to the Elevator Business and reasonably necessary for use by Seller for Tax, litigation, handling third party claims or accounting purposes or for any purpose incident to this Agreement. Buyers agree to retain all such documents until the later of (i) six years from the date hereof (but permanently for personnel-related records) and (ii) the completion of any IRS or state audits of Seller, or to notify Seller of any intention to dispose of any such documents. If, within 60 days of any such notice, Seller requests the return of any such documents, Buyers shall return them to Seller at Seller's expense. Except as set forth in Section 8.2(d) and
(e), at Seller's request, Buyers also agree to cooperate with Seller in the resolution of third-party claims and litigation relating to the Elevator Business by making available to Seller employees of Buyers to be used as witnesses and in such cases Seller shall reimburse Buyers for any reasonable out of pocket costs and expenses incurred by reason of such cooperation.

      4.11 SOLICITATION OF PERSONNEL. Buyers and Seller agree that for the period of five (5) years from the date hereof, neither of them nor any of their affiliates shall directly or indirectly hire, offer to hire, or otherwise interfere with the employment of, any person who on or after the date hereof is an officer or other employee (other than secretarial and clerical employees) of the other party except that, from and after the applicable Closing Date, Buyers may do so with respect to employees of the Elevator Business, or solicit or induce any of such persons to leave for any reason whatsoever the employment of any of such entities; provided, however, that neither party shall be precluded from employing any person who contacts them on his or her own initiative or as a result of a general solicitation not specifically directed at such person.

      4.12 NON-COMPETITION. (a) For a period commencing on the First Tranche Closing Date and ending five (5) years thereafter or, if the Second Tranche Closing occurs, five (5) years after the Second Tranche Closing Date (the "Restricted Period"), Seller shall not, without the prior written consent of Buyers, directly or indirectly, own, manage, operate or control, or participate in the ownership, management, operation or control of, or permit the use of its name by, any business or activity within the Territory (as hereinafter defined) which is or becomes during the Restricted Period directly or indirectly competitive with the Elevator Business in the Territory, as the same is carried out as of the date hereof; provided, however, that, for purposes of this Section 4.12, ownership of securities having no more than five percent of the outstanding voting power of any competitor which are listed on any national securities exchange or traded actively in the national over-the-counter market shall not be deemed to be in violation of this
Section 4.12 so long as the person or entity owning such securities has no other connection or relationship with such competitor. As used in this Agreement, the term "Territory" means: (i) from and after the First Tranche Closing, the United States of America, its territories, possessions, protectorates and dependencies, and any other jurisdiction in which any Elevator Subsidiary transferred at the First Tranche Closing conducts business, and (ii) from and after the Second Tranche Closing, all locations specified in clause (i) and, in addition, Canada and each other jurisdiction in which any Elevator Subsidiary transferred at the Second Tranche Closing conducts business.

            (b) Notwithstanding the foregoing provisions of this Section 4.12, nothing in this Section 4.12 shall restrict, in any manner whatsoever, Seller's freedom to: (i) manage, develop and expand (by acquisition, entry into new product lines other than elevators or otherwise) any business it conducts, directly or indirectly, on the date hereof but which is not part of the Elevator Business, including, without limitation, the businesses conducted by Seller's Rotary Lift division and by certain other subsidiaries not currently part of the Elevator Business which manufacture and sell certain valves, pumps, hydraulic actuators, motors and other products suitable for use in elevators, and (ii) acquire any business which, individually or together with other businesses owned by Seller or any of its affiliates, manufactures products which are components used in the manufacture of elevators (other than any business which manufactures or sells elevators, kits for the assembly of elevators or any business which exclusively manufactures components for elevators).

            (c) The Restricted Period shall be extended by the length of any period during which Seller is in breach of the terms of this Section 4.12.

            (d) Seller acknowledges that the covenants of Seller set forth in this Section 4.12 are an essential element of this Agreement and that, but for the agreement of Seller to comply with these covenants, Buyers would not have entered into this Agreement. Seller has independently consulted with its counsel and, after such consultation, agrees that the covenants set forth in this
Section 4.12 are reasonable and appropriate.

            (e) Within two weeks after the First Tranche Closing, Seller will either dissolve Dover Elevators, Inc., a Delaware corporation, or change its name to eliminate any reference to elevators or the Elevator Business.

                                    SECTION 5

                                Conditions to the
                          Obligation of Buyers to Close

      The obligations of Buyers to consummate the transactions contemplated hereunder shall be subject to the satisfaction of the applicable conditions below at or prior to the First Tranche Closing or the Second Tranche Closing, as applicable, unless waived by Buyers in writing. Subject to the terms and conditions of this Agreement, Buyers shall be obligated to consummate the transactions contemplated hereunder notwithstanding: (i) the failure of any board, shareholder, management or other approval with respect to either Buyer, or (ii) except as set forth in Section 5.4 below, the failure to obtain any regulatory approvals (provided that the applicable Closing may be delayed until any injunction can be lifted).

      5.1 REPRESENTATIONS AND WARRANTIES TRUE. Except as could not reasonably be expected to have a Material Adverse Effect and without giving effect to any materiality qualifications contained in the text thereof, all of the representations and warranties of Seller contained in Sections 2.1, 2.2, 2.3,
2.5 and 2.6 and, to the knowledge of Seller, Section 2.4 shall be true and correct in all respects on the applicable Closing Date as though such representations and warranties were made on such date.

      5.2 PERFORMANCE. Except as could not reasonably be expected to have a Material Adverse Effect and without giving effect to any materiality qualifications contained in the text thereof, Seller shall have performed and complied with the covenant contained in Section 4.5 hereof.

      5.3 LEGAL OPINION. Seller shall have furnished Buyers with the opinion of its General Counsel dated the applicable Closing Date in substantially the form attached as Exhibit F hereto.

      5.4 COMPLIANCE WITH REQUIRED ACTIONS.

            (a) With respect to the First Tranche Closing, the filing and waiting period requirements of the HSR Act and all other requirements of the Antitrust Laws relating to the consummation of the transactions contemplated by this Agreement, other than requirements applicable to the Second Tranche Closing, shall have been complied with and there shall be no existing injunction by any court or governmental authority prohibiting or preventing the consummation of the transactions contemplated by this Agreement; provided that this Section 5.4 shall not relieve Buyers of any of their obligations under
Section 4.3.

            (b) With respect to the Second Tranche Closing, the filing and waiting period requirements of the HSR Act and all other requirements of the Antitrust Laws relating to the consummation of the Second Tranche Closing shall have been complied with and there shall be no existing injunction by any court or governmental authority prohibiting or preventing the consummation of the transactions contemplated by this Agreement; provided that this Section 5.4 shall not relieve Buyers of any of their respective obligations under Section 4.3.

      5.5 SECOND TRANCHE CLOSING. With respect to the Second Tranche Closing only, the First Tranche Closing shall have occurred.


                                    SECTION 6

                                Conditions to the
                          Obligation of Seller to Close

      The obligations of Seller to consummate the transactions contemplated hereunder shall be subject to the satisfaction of the applicable conditions below at or prior to the First Tranche Closing or the Second Tranche Closing, as applicable, unless waived by Seller in writing.

      6.1 REPRESENTATIONS AND WARRANTIES TRUE. All of the representations and warranties of each Buyer contained in this Agreement shall be materially true and correct (other than any such representations which are already qualified by materiality, which shall be true and correct in all respects) in all respects on the applicable Closing Date as though such representations and warranties were made on such date.

      6.2 PERFORMANCE. Buyers shall have performed and complied in all material respects (other than any such covenants which are already qualified by materiality, which shall be complied with in all respects) with all covenants and obligations under this Agreement which are required to be performed or complied with by them on or prior to the applicable Closing Date.

      6.3 LEGAL OPINION. Each Buyer shall have furnished Seller with favorable opinions of the General Counsel of each Buyer, dated the applicable Closing Date in substantially the form attached as Exhibit G hereto.

      6.4 COMPLIANCE WITH REQUIRED ACTIONS.

            (a) With respect to the First Tranche Closing, the filing and waiting period requirements of the HSR Act and all other requirements of the Antitrust Laws relating to the consummation of the transactions contemplated by this Agreement, other than requirements applicable to the Second Tranche Closing, shall have been complied with and there shall be no existing injunction by any court or governmental authority prohibiting or preventing the consummation of the transactions contemplated by this Agreement; provided that this Section 6.4 shall not relieve Buyers or Seller of any of their respective obligations under Section 4.3. Buyers shall immediately notify Seller (the "HSR Notice") of the fulfillment of this condition.

            (b) With respect to the Second Tranche Closing, the filing and waiting period requirements of the HSR Act and all other requirements of the Antitrust Laws relating to the consummation of the Second Tranche Closing shall have been complied with and there shall be no existing injunction by any court or governmental authority prohibiting or preventing the consummation of the transactions contemplated by this Agreement; provided that this Section 6.4 shall not relieve Buyers or Seller of any of their respective obligations under
Section 4.3.

      6.5 SECOND TRANCHE CLOSING. With respect to the Second Tranche Closing only, the First Tranche Closing shall have occurred.


                                    SECTION 7

                                   Termination

      7.1 TERMINATION. This Agreement and the transactions contemplated hereby may be terminated by Seller at any time prior to the First Tranche Closing Date or, with respect to the Second Tranche Closing, prior to the Second Tranche Closing Date if the First Tranche Closing and the Second Tranche Closing have not occurred on or prior to September 30, 1999; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1 shall not be available to Seller if its breach of any representation or warranty or failure to perform or comply with any covenant, condition or obligation under this Agreement has been the cause of, or resulted in, the failure of the applicable Closing to occur on or before such date.

      7.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement, all obligations of Buyers and of Seller under this Agreement shall terminate without liability or obligation of Buyers to Seller, or of Seller to Buyers, except for the obligations of Buyers and Seller under Section 4.2, and the obligations of each under Sections 9.8 and 9.9.

      Notwithstanding anything in this Agreement to the contrary, if any of the conditions specified in Section 5 or 6 have not been satisfied, either Buyers or Seller, respectively, in addition to any other rights which may be available to such parties, shall have the right to (a) waive such condition and proceed with the closing of the transactions contemplated hereby, (b) extend the time for the performance of any of the obligations of the parties hereto, or (c) if such failure is willful, to pursue all remedies available to it at law or equity.

                                    SECTION 8

                             Adjustments and Claims

      8.1 CLOSING BALANCE SHEET ADJUSTMENT. The Closing Balance Sheet shall be subject to adjustment after the First Tranche Closing as specified in this
Section 8.1:

            (a) Unaudited Closing Balance Sheet. (i) As promptly as practicable, but in any event within 45 days, following the First Tranche Closing Date, Seller shall deliver to Buyers a consolidated income statement, consolidated statement of cash flow and consolidated balance sheet (the "Closing Balance Sheet") of the Elevator Business which are unaudited and prepared in accordance with the following (the "Balance Sheet Preparation Method"): the Closing Balance Sheet shall be prepared as of immediately prior to the First Tranche Closing, dated as of the First Tranche Closing Date and prepared in accordance with U.S. GAAP applied on a basis consistent with Seller's past practices and with the preparation of the Elevator Balance Sheet with the sole exceptions that (i) "Stockholders equity" on the Closing Balance Sheet shall be adjusted to equal $225,971,000, and (ii) the line item "Due to (from) Dover Corporation" on the Closing Balance Sheet (the "Due to (from) Amount") shall be adjusted by netting and applying thereto any income tax or deferred tax asset and liability accounts; and the Due to (from) Amount shall contain all of the net assets and liabilities between the Elevator Business and Seller and Seller's affiliates except for those which arose from normal operating activity.

            (ii) At the time the unaudited Closing Balance Sheet is delivered to Buyers, a cash payment adjustment shall be made as follows:

                  (A) If the Due to (from) Amount on the unaudited Closing
            Balance Sheet shows an amount which is due from Seller, then Seller shall pay such amount to the Elevator Business, by wire transfer of immediately available funds to account(s) designated by Buyers, together with interest thereon at LIBOR for the period from the First Tranche Closing Date to, but not including, the day such payment is made.

                  (B) If the Due to (from) Amount on the unaudited Closing
            Balance Sheet shows an amount which is due to Seller, then Buyers shall cause the Elevator Business to pay such amount to Seller, by wire transfer of immediately available funds to an account designated by Seller, together with interest thereon at LIBOR for the period from the First Tranche Closing Date to, but not including, the day such payment is made.

            (b) Audited Closing Balance Sheet. As promptly as practicable, but in any event within 90 days, following the First Tranche Closing Date, Seller shall deliver to Buyers the audited Closing Balance Sheet, together with a report thereon of Seller's Accountants stating that the Closing Balance Sheet fairly presents the consolidated financial position of the Elevator Business at the First Tranche Closing Date prepared in conformity with the Balance Sheet Preparation Method.

            (c) Disputes. (i) Subject to clause (ii) of this Section 8.1(c), the audited Closing Balance Sheet delivered by Seller to Buyers shall be deemed to be and shall be final, binding and conclusive on the parties hereto.

            (ii) Buyers may dispute any amounts reflected on the audited Closing Balance Sheet, but only on the basis that the disputed amounts were not arrived at in accordance with the Balance Sheet Preparation Method; provided, however, that Buyers shall have notified Seller and Seller's Accountants in writing of each disputed item, specifying the amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, within 45 days of Seller's delivery of the audited Closing Balance Sheet to Buyers. In the event of such a dispute, Buyers' Accountants and Seller's Accountants shall attempt to reconcile their differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties hereto. If Buyers' Accountants and Seller's Accountants are unable to resolve all disputed items within 20 days after receipt by Seller and Seller's Accountants of Buyers' written notice of dispute, Buyers' Accountants and Seller's Accountants shall submit the items remaining in dispute for resolution to Deloitte & Touche LLP (or, if such firm shall decline to act or is not, at the time of such submission, independent of Buyers and Seller, to another independent accounting firm of international reputation mutually acceptable to Buyers and Seller) (either Deloitte & Touche LLP or such other accounting firm being referred to herein as the "Independent Accounting Firm"), which shall, within 30 days after such submission, determine and report to Buyers and Seller upon such remaining disputed items, and such report shall be final, binding and conclusive on Buyers and Seller. The fees and disbursements of the Independent Accounting Firm shall be allocated between Buyers and Seller in the same proportion that the aggregate amount of such remaining disputed items so submitted to the Independent Accounting Firm is unsuccessfully disputed by each such party (as finally determined by the Independent Accounting Firm) bears to the total amount of such remaining disputed items so submitted.

            (iii) In acting under this Agreement, Buyers' Accountants, Seller's Accountants and the Independent Accounting Firm shall be entitled to the privileges and immunities of arbitrators.

            (d) Audited Closing Balance Sheet Adjustment. The audited Closing Balance Sheet shall be deemed final for the purposes of this Section 8.1 upon the earliest of (A) the failure of Buyers to notify Seller of a dispute within 45 days of Seller's delivery of the audited Closing Balance Sheet to Buyers, (B) the resolution of all disputes, pursuant to Section 8.1(c)(ii), by Buyers' and Seller's Accountants, and (C) the resolution of all disputes, pursuant to
Section 8.1(c)(ii), by the Independent Accounting Firm. Within three Business Days of the audited Closing Balance Sheet being deemed final, the net changes in all asset and liabilities accounts compared to the unaudited Closing Balance Sheet shall be netted and the resulting amount shall be paid in the manner described in Section 8.1(a)(ii).

            (e) Buyers will provide Seller and Seller's Accountants with full access to the books, records, facilities and employees of the Elevator Business and to the work papers of Buyers' accountants, and shall cooperate fully with Seller and Seller's Accountants, to the extent reasonably necessary to permit them to prepare the Closing Balance Sheet in accordance with the foregoing provisions and to negotiate and resolve any dispute with respect thereto. Seller will provide Buyers and Buyers' Accountants with full access to the work papers of Seller's Accountants and such records of Seller as Seller may have related to the Elevator Business and the preparation of the Closing Balance Sheet, and shall cooperate fully with Buyers and Buyers' Accountants, to the extent reasonably necessary to permit them to negotiate and resolve any dispute with respect to the audited Closing Balance Sheet.

      8.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.

            (a) None of the representations and warranties of Seller made in connection with the First Tranche shall survive the First Tranche Closing and none of the representations and warranties of Seller made in connection with the Second Tranche shall survive the Second Tranche Closing, except that the representations and warranties contained in Sections 2.1, 2.2, 2.3, 2.4 and 2.6 hereof shall survive the applicable Closing Date for a period of one year. The representations and warranties of Buyers contained in Sections 3.1, 3.2 and 3.3 hereof shall survive the applicable Closing Date for a period of one year. Claims may be commenced under this Section 8 with respect to representations and warranties only during the period of their survival.

            (b) Subject to the provisions of Section 8.3, Buyers hereby agree, jointly and severally, to indemnify and hold Seller and the Seller Entities harmless from, and to reimburse Seller and the Seller Entities for, on an after-Tax basis, any Seller Indemnity Claims arising under the terms and conditions of this Agreement. For purposes of this Agreement, the term "Seller Indemnity Claim" shall mean any loss, damage, deficiency, diminution in value, claim, liability, obligation, suit, proceeding, action, demand, fee, penalty, fine, interest, surcharge, cost or expense of any nature whatsoever, including, without limitation, out-of-pocket expenses, investigation costs and fees and disbursements of counsel but net of any amounts received by Seller under any insurance (collectively, "Damages") arising out of: (i) any inaccuracy in or any breach of any representation and warranty of Buyers made in Sections 3.1, 3.2 and 3.3, (ii) any breach or nonfulfillment of, or failure to perform, any of the covenants, agreements or undertakings of Buyers contained in or made pursuant to the terms and conditions of this Agreement or any Related Agreement, or (iii) the Elevator Business, whether arising before, on or after the date hereof, provided, however, that (x) Buyers shall not have any obligation for the Taxes (including Damages arising out of such Taxes) of the Elevator Subsidiaries or with respect to the Elevator Business for which Seller has agreed to indemnify Buyers pursuant to clauses (iii) and (iv) of Section 8.2(c), (y) Buyers shall have no obligation for any Damages to the extent that they arise from any breach by Seller of any of its obligations under Section 4.1(b), and (z) Buyers' obligations under clause (iii) of this Section 8.2(b) shall not become effective with respect to any Damages arising out of that portion of the Elevator Business to be transferred to the Buyer Entities on the First Tranche Closing Date or the Second Tranche Closing Date, as applicable, until the respective Closing Date has occurred.

            (c) Subject to the provisions of Section 8.3, Seller hereby agrees to indemnify and hold Buyers, the Buyer Entities and the Elevator Subsidiaries harmless from, and to reimburse Buyers, the Buyer Entities and the Elevator Subsidiaries for, on an after-Tax basis, any Buyer Indemnity Claims arising under the terms and conditions of this Agreement. For purposes of this Agreement, the term "Buyer Indemnity Claim" shall mean (i) any Damages arising out of, based upon or resulting from any inaccuracy in or any breach of any representation and warranty of Seller contained in Sections 2.1, 2.2, 2.3, 2.4 and 2.6 hereof, (ii) any Damages arising out of, based upon or resulting from any breach of a covenant of Seller contained in Section 4.1(b) or Section 4.5, in either case, without duplication of any amounts that have been or will be adjusted under Section 8.1, (iii) any Taxes of the Elevator Subsidiaries or with respect to the Elevator Business (including Damages arising out of such Taxes) in excess of current Taxes accrued or contingent Taxes reserved for on the audited Closing Balance Sheet (but not including, for purposes of clarification, deferred Taxes for financial accounting purposes) (A) imposed with respect to taxable periods ending on or before the applicable Closing Date, or (B) imposed with respect to taxable periods beginning before the applicable Closing Date and ending after the applicable Closing Date, to the extent such Taxes are allocable to the portion of such period ending on such Closing Date (in each case including, for purposes of clarification, but not limited to, income Taxes with respect to amounts that are accelerated or triggered, including with respect to deferred intercompany transactions or accounting methods, by reason of the transactions contemplated herein and income Taxes arising as a result of any
Section 338(h)(10) Elections), or (iv) any income Taxes of any corporation (other than any Elevator Subsidiary) for which any Elevator Subsidiary may be jointly and severally liable under U.S. Treasury Regulation Section 1.1502-6 (or under any similar provision of state, local or foreign law) with respect to any income Tax return filed on a consolidated or combined basis for a taxable period ending on or before the applicable Closing Date or beginning before and ending after the applicable Closing Date. Notwithstanding clause (iii) of the immediately preceding sentence, a Buyer Indemnity Claim for Taxes other than income Taxes shall include only claims for Taxes that arise in the context of an audit, the assertion of a claim, an assessment, or other dispute with respect to Taxes for which Seller, the Seller Entities, Buyers or the Elevator Subsidiaries receive oral or written notice from the IRS or other governmental authority of the commencement or assertion of such audit, claim or other dispute or the assessment of Taxes no later than three (3) years from the applicable Closing Date; provided, however, that in the event that Buyers or the Elevator Subsidiaries are the parties to first receive such notice, Buyers or the Elevator Subsidiaries must give written notification to Seller of the receipt of such notice no later than thirty (30) Business Days after the expiration of such three (3) year period describing in reasonable detail the nature of the claim. For purposes of Sections 8.2, 8.3 and 9.2 the term "income Taxes" shall include corporate franchise taxes imposed in whole or in part on net income and corporate franchise taxes imposed in whole or in part on a basis in lieu of net income.

            (d) Except for third party claims with respect to any claims or demands for amounts relating to Taxes (which shall be governed by clauses (e) and (f) below), any party that may be entitled to indemnification (an "Indemnified Party") shall promptly notify the party or parties liable for such indemnification (the "Indemnifying Party") in writing of any pending or threatened claim or demand of any third parties for which such Indemnified Party may request indemnification hereunder (a "Third Party Claim"), stating the nature, amount and basis of such Third Party Claim to the extent known, along with copies of relevant documents evidencing the claim and the basis for indemnification sought. Failure by the Indemnified Party to give such notice shall not relieve the Indemnifying Party from liability on account of the Third Party Claim, except if and to the extent the Indemnifying Party is prejudiced thereby. The Indemnifying Party may elect to assume the defense and control of any such Third Party Claim but shall allow the Indemnified Party reasonable opportunity to participate in such defense at its own expense. In the event the Indemnifying Party elects to assume the defense and control of such Third Party Claim, it shall notify the Indemnified Party of such fact and the Indemnified Party shall be precluded from filing any papers, consenting to the entry of any judgment or entering into any settlement with respect to such Third Party Claim. The Indemnified Party shall provide the Indemnifying Party with access, during normal business hours, to its records and personnel relating to such Third Party Claim and shall otherwise cooperate with the Indemnifying Party in the defense or settlement thereof and the Indemnifying Party shall reimburse the Indemnified Party for its reasonable costs and expenses in connection with such cooperation. The Indemnifying Party shall be authorized to consent to a settlement of, or the entry of any judgment arising from, such Third Party Claim, without the consent of the Indemnified Party, provided that the Indemnifying Party shall (i) promptly upon its effectiveness, pay or cause to be paid all amounts arising out of such judgment or settlement, (ii) not encumber any of the material assets of any Indemnified Party or the conduct of the Indemnified Party's business, and
(iii) obtain, as a condition of any settlement or other resolution, a complete release of any Indemnified Party potentially affected by such Third Party Claim.

            (e) (i) If Buyers or any of their subsidiaries (including the Elevator Subsidiaries) receive oral or written notice from the IRS or any other governmental authority of the commencement of an audit, the assertion of a claim, an assessment or other dispute with respect to Taxes for which Seller is or may be required to indemnify, in whole or in part, under this Section 8.2 (a "claim"), Buyers shall provide notice to Seller of the same in writing within ten (10) Business Days, specifying in reasonable detail the basis of such claim and the facts pertaining thereto, and shall not make payment of the Tax claimed for at least thirty (30) days after the giving of such notice; provided, however, that failure to give such notice will not affect Buyers' right to indemnification hereunder, except if and to the extent Seller is prejudiced thereby. Seller, at its own cost and expense, shall be entitled to control the contest of any such claim, including the determination of whether and when to settle any such contest; provided, however, that Seller will consider in good faith any reasonable requests by the applicable Buyer regarding the conduct of such contest and will promptly, and in any event within ten (10) Business Days, notify the applicable Buyer of any action taken or proposed to be taken from time to time by Seller with respect to such contest.

Buyers may also participate in any such audit or proceeding, and if Seller does not assume control thereof, Buyers may defend the same in such manner as they deem appropriate, including, but not limited to, settling such claim or proceeding after ten (10) Business Days' prior written notice to Seller setting forth the terms and conditions of settlement, provided, however, that the maximum amount for which Seller would be obligated to indemnify Buyers in such case would be the amount of Taxes (and Damages related to such Taxes) that Seller otherwise would have been obligated to pay Buyers under this Section 8.2, as determined at the time that Buyers assumed the defense, had Buyers not assumed the defense. If Seller decides that a claim for Taxes shall be contested by filing a claim for refund, Seller shall advance (or shall cause to be advanced) to the applicable Buyer or such Buyer's designee, on an interest-free basis, the funds sufficient to pay the Taxes necessary to be paid in order to proceed with such claim for refund, and the applicable Buyer shall cause such Taxes to be paid. Buyers agree to provide to Seller promptly, and in any event within ten (10) Business Days, copies of any correspondence or notices received from time to time from the IRS or any other governmental taxing authority with respect to such claim. Any audit, claim, assessment or other dispute with respect to Taxes for which Seller is or may be required to indemnify, in whole or in part, under this Section 8.2 and which has commenced on or before the Closing Date shall be deemed to be a "claim" and shall be subject to the provisions of this Section 8.2(e). Notwithstanding the foregoing, a claim involving an issue which recurs for any period after the Closing Date and which does not involve a claim with respect to Taxes set forth on Schedule 2.5 (a "Recurring Issue") shall be governed by the provisions of Section 8.2(e)(ii).

            (ii) With respect to an audit or a proceeding in which there are proposed adjustments for which both Seller and Buyers, or the Elevator Subsidiaries, could each have some share of liability under Section 8.2 or otherwise, or which involves a Recurring Issue: (A) each party may participate in the claim; and (B) the claim shall be controlled by that party which would bear the greater portion of the economic burden of the sum of the adjustment and any corresponding adjustments that may be reasonably anticipated for future Tax periods, provided, however, that if such latter party elects not to control the claim, the other party shall have the option to do so. The controlling party shall give reasonable consideration, in good faith, to the comments of the other party concerning the conduct of the claim and neither party shall settle the portion of such a claim for which the other party would be liable without the consent of that other party, which consent shall not be unreasonably withheld.

            (f) Provisions substantially the same as the provisions of Section 8.2(e) shall apply with respect to any Seller Indemnity Claim relating to Taxes under Section 8.2(b).

            (g) Buyers shall be liable for, shall hold Seller and the Seller Entities harmless against, and agree to pay all sales, transfer, stamp, stock transfer, value-added, use, real property transfer or gains and similar Taxes that may be imposed upon, or payable or collectible or incurred in connection with, this Agreement and the transactions contemplated hereby, except that Seller shall be liable for, shall hold Buyers and the Elevator Subsidiaries harmless against, and agrees to pay all such Taxes incurred in connection with the Reorganization.

      8.3 LIMITATION ON INDEMNIFICATION.

            (a) Except with respect to indemnification obligations (i) relating to income Taxes, (ii) of Buyers under Section 8.2(b)(iii), and (iii) of Seller related to breach by Seller of representations, warranties or covenants in Sections 2.1, 2.2, 2.6 or 4.5 (the "First-Dollar Indemnities"), which shall have no minimum claim amount, neither party shall be entitled to include in any claim for indemnification under Section 8.2 any Damages related to a particular claim or group of related claims unless the aggregate amount of Damages related to such single claim or a group of related claims exceeds $1,000,000.

            (b) Except for claims for indemnification relating to First-Dollar Indemnities, which shall have no minimum threshold, neither party shall be entitled to make any claim against the other for indemnification under Section
8.2 unless and until the aggregate amount of claims which may be asserted exceeds $10,000,000 (the "Threshold Amount").

            (c) Except with respect to indemnification obligations relating to First-Dollar Indemnities and without duplication of Section 8.3(b), the amount of any indemnity payment under Section 8.2 shall be reduced by the Threshold Amount.

            (d) In calculation of the amounts to be indemnified under Section
8.2 and calculation of the limitations in Sections 8.3(a), (b) and (c), no effect shall be given to any materiality qualifications included in the provisions of this Agreement which give rise to such indemnification.

            (e) There shall be no duplication in the treatment of amounts or claims under Sections 8.1 and 8.2.

            (f) Section 8.2 shall be the exclusive remedy of the parties with respect to this Agreement except that, in lieu of Damages under Section 8.2, Buyers may seek, in accordance with Section 9.1 hereof, a remedy in the nature of injunction or specific performance for any breach by Seller of any of Seller's obligations under Section 4.1(b), Section 4.5, Section 4.11 and Section 4.12, the remedy of which is entirely within the control of Seller and requires no action by any person, entity or governmental agency (except for routine filings that require no approval) other than Seller or any of its affiliates, agents or representatives.

                                    SECTION 9

                            Miscellaneous Provisions

      9.1 DISPUTE RESOLUTION.

            (a) Informal Proceedings. Except as otherwise provided elsewhere in this Agreement, any controversy or claim between Seller or any affiliate of Seller, on the one hand, and Buyers or any affiliate of Buyers, on the other hand, arising from or in connection with this Agreement or the relationship of the parties under this Agreement whether based on contract, tort, common law, equity, statute, regulation, order or otherwise (a "Dispute") shall be resolved only as follows:

            (i) Upon written request of Seller or Buyers, each of the parties will appoint a designated representative whose task it will be to meet for the purpose of endeavoring to resolve such Dispute.

            (ii) The designated representatives shall meet as often as the parties reasonably deem necessary to discuss the problem in good faith in an effort to resolve the Dispute without the necessity of any further proceeding.

            (iii) If such designated representatives have not resolved such Dispute within 120 days after their appointment was requested, either party may require, by written notice to the other, that the Dispute be submitted to the chief executive officers of Seller and Thyssen.

            (iv) Following delivery of such notice, the chief executive officers of Thyssen and Seller shall meet in person in New York, New York, and discuss the Dispute in good faith in an effort to resolve the Dispute without the necessity of any formal proceeding.

            (v) Formal proceedings for the resolution of a Dispute may not be commenced until the earlier of:

                  (A) the chief executive officers of Thyssen and Seller concluding in good faith that amicable resolution through continued negotiation of the matter does not appear likely; or

                  (B) the expiration of the sixty (60) day period immediately following the notice requiring submission of the Dispute to the chief executive officers; provided, however, that this Section 9.1(a) will not be construed to prevent a party from instituting formal proceedings earlier to avoid the expiration of any applicable limitations period, or to preserve a superior position with respect to third parties.

            (b) Arbitration.

            (i) If the parties are unable to resolve any Dispute in accordance with Section 9.1(a), such Dispute shall be submitted to mandatory and binding arbitration at the election of either Seller or Buyers (the "Disputing Party"). Except as otherwise provided in this Section 9.1(b), the arbitration shall be pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the "AAA").

            (ii) To initiate the arbitration, the Disputing Party shall notify the other party or parties in writing (the "Arbitration Demand"), which shall
(i) describe in reasonable detail the nature of the Dispute, (ii) state the amount of the claim, (iii) specify the requested relief and (iv) name an arbitrator who (A) (x) for any issue other than an issue involving proper accounting or use of accounting principles, has been licensed to practice law in the U.S. for at least ten years, and (y) for an issue involving proper accounting or use of accounting principles, has been licensed to practice law in the U.S. for at least ten years and is a certified public accountant, (B) is not then an employee of Seller or of Buyers or an employee of an affiliate of either Seller or Buyers, and (C) is experienced in representing industrial manufacturing corporations in connection with commercial agreements (the "Basic Qualifications"). Within fifteen (15) days after the other party's or parties' receipt of the Arbitration Demand, such other party or parties shall file, and serve on the Disputing Party, a written statement (i) answering the claims set forth in the Arbitration Demand and including any affirmative defenses of such party; (ii) asserting any counterclaim, which shall (A) describe in reasonable detail the nature of the Dispute relating to the counterclaim, (B) state the amount of the counterclaim, and (C) specify the requested relief; and (iii) naming a second arbitrator satisfying the Basic Qualifications. Promptly, but in any event within fifteen (15) Business Days thereafter, the two arbitrators so named will select a third neutral arbitrator from a list provided by the AAA of potential arbitrators who satisfy the Basic Qualifications and who have no past or present relationships with the parties or their counsel, except as otherwise disclosed in writing to and approved by the parties. The arbitration will be heard by the panel of the three arbitrators so chosen (the "Arbitration Panel"), with the third arbitrator so chosen serving as the chairperson of the Arbitration Panel. Decisions of a majority of the members of the Arbitration Panel shall be determinative.

            (iii) The arbitration hearing shall be held in New York, New York, or in such neutral location as the parties may mutually agree. The Arbitration Panel is specifically authorized to render partial or full summary judgment as provided for in the Federal Rules of Civil Procedure, and must, as appropriate, reach such judgment in accordance with the General Corporation Law of Delaware, the laws of the State of New York and, to the extent that proper accounting treatment or accounting principles are at issue, applicable generally accepted accounting principles. The Federal Rules of Evidence shall apply to the arbitration hearing. The Arbitration Panel will not have power or authority, under the Commercial Arbitration Rules of the AAA or otherwise, to relieve the parties from their agreement hereunder to arbitrate or otherwise to amend or disregard any provision of this Agreement.

            (iv) Within fifteen (15) days after the closing of the arbitration hearing, the Arbitration Panel shall prepare and distribute to the parties a writing setting forth the Arbitration Panel's finding of facts and conclusions of law relating to the Dispute, including the reasons for the giving or denial of any award.

            (v) The Arbitration Panel is instructed to schedule promptly all discovery and other procedural steps and otherwise to assume case management initiative and control to effect an efficient and expeditious resolution of the Dispute. The Arbitration Panel is authorized to issue monetary sanctions against either party if, upon a showing of good cause, such party is unreasonably delaying the proceeding.

            (vi) Any award rendered by the Arbitration Panel will be final, conclusive and binding upon the parties and any judgment thereon may be entered and enforced in any court of competent jurisdiction. The Arbitration Panel shall have no authority to award or order any remedy which could not be entered by a court of appropriate jurisdiction sitting at law or in equity under the laws of the State of New York or which is in contravention of this Section 9.1.

            (vii) Each party will bear one-half of all fees, costs and expenses of the arbitrators and, notwithstanding any law to the contrary, each party will bear all the fees, costs and expenses of its own attorneys, experts and witnesses; provided, however, that (i) to the extent that either party prevails in its position related to a Dispute, the other party shall pay or reimburse the prevailing party for all fees, costs and expenses the prevailing party would otherwise have to pay with respect thereto, and (ii) in connection with any judicial proceeding to compel arbitration pursuant to this Agreement or to enforce any award rendered by the Arbitration Panel, the prevailing party in such a proceeding will be entitled to recover reasonable attorneys' fees and expenses incurred in connection with such proceeding, in addition to any other relief to which it may be entitled.

      9.2 TAX RETURNS; TAX COOPERATION.

            (a) Seller shall prepare, in accordance with the past practices of the Elevator Subsidiaries, and file all income Tax returns of the Elevator Subsidiaries for taxable periods ending on or before the applicable Closing Date. With respect to any Tax returns referred to in this Section 9.2(a), Buyers shall provide relevant data in the possession of Buyers or their subsidiaries (including the Elevator Subsidiaries) to Seller at least thirty (30) days prior to the due date of such Tax returns (determined without taking into account any applicable extensions). Seller shall provide copies of such Tax returns, or of the portions of such Tax returns relating to any of the Elevator Subsidiaries, to Buyers for comments prior to filing such Tax returns. Seller agrees to pay all Taxes shown as due on such Tax returns (taking into account the amount of Taxes already paid to the appropriate governmental authorities with respect to such Tax returns on or before the applicable Closing Date by Seller, the Seller Entities and the Elevator Subsidiaries) except to the extent the amount of such Taxes is accrued on the audited Closing Balance Sheet, in which case Buyers will pay such accrued Taxes.

            (b) Buyers agree to file, or cause to be filed, all Tax returns of the Elevator Subsidiaries for periods that begin before the applicable Closing Date and that are due after the applicable Closing Date, other than those for which Seller is responsible under Section 9.2(a) (provided, however, that if the applicable Closing Date occurs on or before December 31, 1998, Seller shall prepare and file such returns, in accordance with Section 9.2(a), but the Tax liability shall still be allocated in accordance with the provisions of Section 9.2(c)). Buyers shall provide copies of such Tax returns, or of the portions of such Tax returns relating to any of the Elevator Subsidiaries, to Seller for comments prior to filing such Tax returns. Buyers shall notify Seller of the amount of the Elevator Subsidiaries' Taxes and the amount of Taxes imposed with respect to the Elevator Business shown as due on such Tax returns and Seller's share of such Taxes (taking into account the amount of Taxes already paid to the appropriate governmental authorities with respect to such Tax returns on or before the applicable Closing Date by Seller, the Seller Entities and the Elevator Subsidiaries), and within ten (10) days thereafter (but no earlier than five (5) days before the date such Taxes become due), Seller shall remit, or cause to be remitted, the amount of Seller's share of such Taxes to Buyers or Buyers' designee except to the extent that the amount of such Taxes has been accrued on the audited Closing Balance Sheet. Buyers agree to file all such Tax returns in accordance with the past practices of the Elevator Subsidiaries. Without the prior written consent of Seller, Buyers shall refrain, and shall cause each of their subsidiaries (including the Elevator Subsidiaries) to refrain (i) from making, filing or amending any Tax return subject to the provisions of Section 9.2(a), and (ii) from treating any material item on such Tax return in a manner that would bind Seller or its subsidiaries, or that would materially affect the Tax liability of Seller or its subsidiaries, or any Tax liability for which Seller is, or may be, required to indemnify pursuant to
Section 8.2 hereof.

            (c) For purposes of Section 8.2 and this Section 9.2, in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes, but does not end on, the applicable Closing Date, the portion of such Taxes which relates to the portion of such taxable period ending on the applicable Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the taxable period ending on the applicable Closing Date and the denominator of which is the number of days in the entire taxable period, and (y) in the case of any Tax based upon or related to income or receipts, be deemed equal to the amount which would be payable if the relevant taxable period ended on the applicable Closing Date.

            (d) Buyers and Seller agree to cooperate in all reasonable respects with respect to Tax matters contemplated by this Agreement, which cooperation shall include executing and filing such Tax returns, waivers, consents, forms, court petitions, refund claims (including filing refund claims as may be directed by another party hereto), complaints, powers of attorney and other documents needed from time to time in connection with such Tax matters. Buyers agree to furnish timely, and to cause each of their subsidiaries (including the Elevator Subsidiaries) to so furnish, Seller with any and all information reasonably requested by Seller in order to carry out the provisions of this Agreement. Seller agrees to furnish timely, and to cause each of its subsidiaries to so furnish, Buyers with any and all information reasonably requested by Buyers in order to carry out the provisions of this Agreement.

      9.3 AMENDMENT. This Agreement may not be amended except by a written instrument signed by each of the parties hereto.

      9.4 WAIVER OF COMPLIANCE. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant or agreement contained herein may be waived only by a written notice from the party entitled to the benefits thereof. No failure by any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or future exercise of that right by that party.

      9.5 NOTICES. All notices and other communications hereunder shall be deemed given if given in writing and delivered personally, by courier or by facsimile transmission, telexed or mailed by registered or certified mail (return receipt requested), facsimile, telex or postage fees prepaid, to the party to receive the same at its respective address set forth below (or at such other address as may from time to time be designated by such party to the others in accordance with this Section 9.5):

            (a)   If to Seller:

                  Dover Corporation
                  280 Park Avenue
                  New York, New York 10017-1292
                  Attention:  Corporate Secretary
                  Telephone:  (212) 922-1640
                  Facsimile:  (212) 922-1656

                  With a copy to:

                  Coudert Brothers
                  1114 Avenue of the Americas
                  New York, New York 10036
                  Attention:  Joseph W. Schmidt, Esq
                  Telephone:  (212) 626-4400
                  Facsimile:  (212) 626-4120

            (b)   If to Buyers (or either of them):

                  Thyssen Industrie AG
                  Am Thyssenhaus 1
                  D-45128 Essen
                  Germany
                  Attention:  Gary Elliott
                  Telephone:  011-49-201-106-3060
                  Facsimile:  011-49-201-106-3065

                  Thyssen Elevator Holding Corporation
                  3155 West Big Beaver Rd.
                  Troy, Michigan 48084
                  Attention:  Nancy Hutcheson
                  Telephone:  (248) 643-3511
                  Facsimile:  (243) 648-3636

                  With a copy to:

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, New York 10022
                  Attention:  Bonnie Greaves, Esq.
                  Telephone:  (212) 848-7670
                  Facsimile:  (212) 848-7179


      All such notices and communications hereunder shall be deemed given when received, as evidenced by the signed acknowledgment of receipt of the person to whom such notice or communication shall have been personally delivered, confirmed answer back or other evidence of transmission or the acknowledgment of receipt returned to the sender by the applicable postal authorities.

      9.6 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any rights, duties or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party and any attempted assignment or transfer without such prior written consent shall be null and void.

      9.7 NO THIRD PARTY BENEFICIARIES. Except as expressly provided in Section 8.2, neither this Agreement or any provision hereof, nor any Schedule, certificate or other instrument delivered pursuant hereto, nor any agreement to be entered into pursuant hereto or any provision hereof, is intended to create any right, claim or remedy in favor of any person or entity, other than the parties hereto and their respective successors and permitted assigns.

      9.8 EXPENSES. Except as otherwise expressly provided in this Agreement, each party shall pay its own expenses in connection with this Agreement, the agreements to be entered into pursuant hereto and the transactions contemplated hereby; provided, Buyers shall pay Seller at the First Tranche Closing $60,000,000 to cover certain of Seller's expenses in accordance with Section 1.2.

      9.9 PUBLIC ANNOUNCEMENTS. Buyers and Seller will consult with each other before issuing, and provide each other with a reasonable opportunity to review and approve, any press release or other public statement with respect to this Agreement or the transactions contemplated hereby. Buyers shall not issue, or permit any of their subsidiaries or controlled affiliates to issue, any such press release or make any such public statement prior to such consultation and obtaining Seller's approval (such approval not to be unreasonably withheld), unless such press release or public statement is required by applicable law, in which case Buyers will use reasonable efforts to obtain and incorporate Seller's comments before issuance of such release or statement.

      9.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      9.11 HEADINGS. The section headings contained in this Agreement are solely for convenience of reference, are not part of the agreement of the parties, shall not be used in construing this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

      9.12 FURTHER ACTION. Each Buyer and Seller agrees to execute and deliver, and to cause its affiliates to execute and deliver, such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable and requested by the other in order to consummate or implement expeditiously the transactions contemplated by this Agreement, to sell, convey, transfer and assign to Buyers, or to perfect or record Buyers' interest in or title to, or to enable Buyers to have full ownership, control and use of, the Elevator Business, the Elevator Subsidiaries and the Elevator Assets, and to convey, transfer and assign to Seller, or to perfect or record Seller's interest in or title to, or to enable Seller to have full ownership, control and use of, the non-Elevator Assets.

      9.13 ENTIRE AGREEMENT; SEVERABILITY. This Agreement, and the Schedules, certificates and other instruments and documents delivered pursuant hereto, together with the other agreements referred to herein and to be entered into pursuant hereto, embody the entire agreement of the parties hereto in respect of, and there are no other agreements or understandings, written or oral, among the parties relating to, the subject matter hereof. This Agreement supersedes all prior agreements and understandings, written and oral, between the parties with respect to the subject matter hereof. The invalidity, illegality or unenforceability for any reason of any one or more provisions of this Agreement shall not affect the validity, legality or enforceability of the remainder of this Agreement.

      9.14 BUYERS' OBLIGATIONS, ETC. Each Buyer shall be jointly and severally liable for all obligations of Buyers under this Agreement. Any action by, to or with respect to any Buyer (such as notice, consent, etc.) will be deemed to have occurred with respect to both Buyers, provided that Seller shall nevertheless send notices to both Buyers.

      9.15 GOVERNING LAW. This Agreement, and the respective rights, duties and obligations of the parties hereunder, shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                                THYSSEN INDUSTRIE AG


                                By:       /s/ Eckhard Rohkamm
                                      -----------------------------------------
                                      Name:   Prof. Dr. Eckhard Rohkamm
                                      Title:  Chairman of the Executive Board


                                By:       /s/ Ulrich Ziolkowski
                                      -----------------------------------------
                                      Name:   Ulrich Ziolkowski
                                      Title:  Member of the Executive Board

                                THYSSEN ELEVATOR HOLDING
                                CORPORATION


                                By:       /s/ Gary Elliott
                                      -----------------------------------------
                                      Name:   Gary Elliott
                                      Title:  Chairman of the Board

                                By:       /s/ John Brant
                                      -----------------------------------------
                                      Name:   John Brant
                                      Title:  President


                                DOVER CORPORATION


                                By:       /s/ Thomas L. Reece
                                      -----------------------------------------
                                      Name:   Thomas L. Reece
                                      Title:  President and Chief
                                              Executive Officer

                                    EXHIBIT I
                                  DEFINED TERMS

         "AAA" has the meaning assigned to such term in Section 9.1(b)(i).

         "Antitrust Laws" has the meaning assigned to such term in Section
4.3(c).

         "Arbitration Demand" has the meaning assigned to such term in Section 9.1(b)(ii).

         "Arbitration Panel" has the meaning assigned to such term in Section 9.1(b)(ii).

         "Balance Sheet Preparation Method" has the meaning assigned to such term in Section 8.1(a)(i).

         "Basic Qualifications" has the meaning assigned to such term in Section 9.1(b)(ii).

         "Benefit Plans" has the meaning assigned to such term in Section
4.7(a).

         "Benefits Continuation Period" has the meaning assigned to such term in
Section 4.7(b).

         "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York or in Germany.

         "Buyer" and "Buyers" have the meanings assigned to such terms in the first paragraph of this Agreement.

         "Buyer Entities" means Elevator Holding and NEL.

         "Buyer Indemnity Claim" has the meaning assigned to such term in
Section 8.2(c).

         "Buyers' Accountants" mean KPMG Peat Marwick LLP.

         "Canada Newco" has the meaning assigned to such term in Section 1.1(b).

         "Canadian Entities" has the meaning assigned to such term in Section 4.7(d).

         "Canadian Pension Plan" has the meaning assigned to such term in
Section 4.7(d).

         "claim" has the meaning assigned to such term in Section 8.2(e)(i).

         "Closing Balance Sheet" has the meaning assigned to such term in
Section 8.1(a)(i).

         "Closing Date" has the meaning assigned to such term in Section 1.3.

         "Code" has the meaning assigned to such term in Section 1.4(a)(i)(D).

         "Confidential Information" has the meaning assigned to such term in
Section 4.2.

         "Damages" has the meaning assigned to such term in Section 8.2(b).

         "DCF" has the meaning assigned to such term in the fourth recital.

         "DCH" has the meaning assigned to such term in Section 1.1(a)(i).

         "Dispute" has the meaning assigned to such term in Section 9.1(a).

         "Disputing Party" has the meaning assigned to such term in Section 9.1(b)(i).

         "DOJ" has the meaning assigned to such term in Section 4.3(a).

         "Dover Canada" has the meaning assigned to such term in Section 1.1(b).

         "Due to (from) Amount" has the meaning assigned to such term in Section 8.1(a)(i).

         "Elevator Assets" means all assets, properties, goodwill and business of every kind and description and wherever located, whether tangible or intangible, real, personal or mixed, directly or indirectly owned and belonging to or used or intended to be used in the Elevator Business including, without limitation, Intellectual Property, maintenance agreements and other contracts, but not including Licensed IP.

         "Elevator Balance Sheet" has the meaning assigned to such term in
Section 2.8.

         "Elevator Business" has the meaning assigned to such term in the first recital.

         "Elevator Financial Statements" has the meaning assigned to such term in Section 2.8.

         "Elevator Holding" has the meaning assigned to such term in the first paragraph of this Agreement.

         "Elevator Hourly Pension Plan" has the meaning assigned to such term in
Section 4.7(c).

         "Elevator Pension Participants" has the meaning assigned to such term in Section 4.7(c).

         "Elevator Pension Plans" has the meaning assigned to such term in
Section 4.7(c).

         "Elevator Salaried Pension Plan" has the meaning assigned to such term in Section 4.7(c).

         "Elevator Subsidiaries" has the meaning assigned to such term in the first recital.

         "Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer (other than as imposed by applicable securities laws), receipt of income or other exercise of any attributes of ownership.

         "Equity Buyers" means (i) Elevator Holding and (ii) NEL.

         "Equity Sellers" means the following direct or indirect subsidiaries of
Seller: (i) DCH, (ii) Revod, and (iii) Dover Canada.

         "ERISA" has the meaning assigned to such term in Section 4.7(a).

         "First-Dollar Indemnities" has the meaning assigned to such term in
Section 8.3(a).

         "First Tranche" means the transactions contemplated by Section 1.1(a).

         "First Tranche Amount" has the meaning assigned to such term in Section 1.2.

         "First Tranche Closing" has the meaning assigned to such term in
Section 1.3.

         "First Tranche Closing Date" has the meaning assigned to such term in
Section 1.3.

         "Form 10" has the meaning assigned to such term in Section 2.7.

         "FTC" has the meaning assigned to such term in Section 4.3(a).

         "HSR Act" has the meaning assigned to such term in Section 4.3(a).

         "HSR Notice" has the meaning assigned to such term in Section 6.4(a).

         "income Taxes" has the meaning assigned to such term in Section 8.2(c).

         "Indemnified Party" has the meaning assigned to such term in Section 8.2(d).

         "Indemnifying Party" has the meaning assigned to such term in Section 8.2(d).

         "Independent Accounting Firm" has the meaning assigned to such term in
Section 8.1(c)(ii).

         "Intellectual Property" means (i) United States, international and foreign patents, patent applications and statutory invention registrations, (ii) trademarks and service marks, including the goodwill associated therewith, (iii) copyrights, (iv) confidential and proprietary information, including trade secrets and know-how, and (v) licenses in connection with any of the foregoing.

         "IP License Agreement" has the meaning assigned to such term in Section 1.1.

         "IP Transfer Agreements" has the meaning assigned to such term in
Section 1.1(a)(ii).

         "IRS" has the meaning assigned to such term in Section 4.7(a)

         "Liabilities" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including without limitation any liability relating to environmental laws, product liability or employment benefits.

         "LIBOR" means an interest rate per annum equal to the average of the three month British Bankers Association London Interbank Offered Rate for United States dollars that appears on page 3750 (or a successor page) of the Dow Jones Telerate Screen as of 11:00 (London time) on each day during the period for which interest is owed.

         "Licensed IP" means certain Intellectual Property described in and governed solely by the terms of the IP License Agreement.

         "Material Adverse Effect" means any event, occurrence, circumstance, change or effect or series thereof that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Elevator Business, taken as a whole; provided, however, that for purposes of Section 5 only, Material Adverse Effect shall mean any event, occurrence, circumstance, change or effect, or series thereof, that could reasonably be expected to give rise to Damages of at least $10,000,000 individually or at least $55,000,000 in the aggregate.

         "NEL" has the meaning assigned to such term in the second recital.

         "non-Elevator Assets" means all assets and related Liabilities of the Elevator Subsidiaries not used in or relating to the Elevator Business.

         "Note" has the meaning assigned to such term in Section 1.2.

         "Parent" has the meaning assigned to such term in the second recital.

         "PBGC" has the meaning assigned to such term in Section 4.7(c).

         "Post-Closing Employees" has the meaning assigned to such term in
Section 4.7(b).

         "Purchase Price" has the meaning assigned to such term in Section 1.2.

         "Recurring Issue" has the meaning assigned to such term in Section 8.2(e)(i).

         "Related Agreements" has the meaning assigned to such term in Section 1.4(a)(i)(B).

         "Reorganization" has the meaning assigned to such term in Section
4.5(a).

         "Restricted Period" has the meaning assigned to such term in Section 4.12(a).

         "Revod" has the meaning assigned to such term in Section 1.1(a)(i).

         "Second Tranche" means the transactions contemplated by Section 1.1(b).

         "Second Tranche Amount" has the meaning assigned to such term in
Section 1.2.

         "Second Tranche Closing" has the meaning assigned to such term in
Section 1.3.

         "Second Tranche Closing Date" has the meaning assigned to such term in
Section 1.3.

         "Section 338(h)(10) Election" has the meaning assigned to such term in
Section 4.6(a).

         "Seller" has the meaning assigned to such term in the first paragraph of this Agreement.

         "Seller Company" means, collectively, Seller, each of the Seller Entities and the Elevator Subsidiaries.

         "Seller Entities" means DCF, DCH Dover Canada and Revod.

         "Seller Hourly Pension Plan" has the meaning assigned to such term in
Section 4.7(c).

         "Seller Indemnity Claim" has the meaning assigned to such term in
Section 8.2(b).

         "Seller Pension Plans" has the meaning assigned to such term in Section 4.7(c).

         "Seller Salaried Pension Plan" has the meaning assigned to such term in
Section 4.7(c).

         "Seller's Accountants" means PricewaterhouseCoopers LLP.

         "Spin-off Documents" means (i) those agreements of any Seller Company contemplated in connection with the Form 10, including, without limitation, the "Rights Agreement", "Tax Sharing Agreement", "Distribution and Indemnity Agreement", "Employee Matters Agreement", "Insurance Arrangements Agreement", "Intellectual Property Agreement", "Dover Elevators, Inc. Salaried Pension Plan", "1998 Dover Elevators, Inc. Performance Program", "1998 Dover Elevators, Inc. Incentive Stock Option Plan", "Dover Elevators, Inc. Retirement Savings Plan, any unfunded supplemental executive retirement plans or similar unfunded retirement programs or any agreements with officers containing change of control provisions referenced therein; and (ii) any antitakeover or other provisions described in the Form 10 for inclusion in the Certificate of Incorporation and Bylaws of Dover Elevators, Inc.

         "Tax" or "Taxes" shall mean and include any and all foreign, national, Federal, provincial, state, local or other income, franchise, sales, gross receipts, use, value added, goods and services, withholding, employment, payroll, social security, unemployment, real and personal property taxes or other taxes, stamp duties, customs duties, deficiencies, fees, assessments, or other governmental charges, from time to time imposed by or required to be paid to any governmental authority (including penalties, additions to tax, and interest on any of the foregoing).

         "Territory" has the meaning assigned to such term in Section 4.12(a).

         "Third Party Claim" has the meaning assigned to such term in Section 8.2(d).

         "Threshold Amount" has the meaning assigned to such term in Section 8.3(b).

         "Thyssen" has the meaning assigned to such term in the first paragraph of this Agreement.

         "Transfer Amount" has the meaning assigned to such term in Section 4.7(c).

         "Transferred Equity" means all of the outstanding shares of capital stock of the Elevator Subsidiaries which are corporations and all of the ownership interests in the Elevator Subsidiaries which are joint ventures.

         "U.S. GAAP" has the meaning assigned to such term in Section 2.8.

                        Exhibit II: Elevator Subsidiaries


                                                                                                         Corporation
                                                                                                        (C), Division
                                                                 Jurisdiction of       Ownership         (D) or Joint
                    Elevator Subsidiaries+                        Incorporation        Percentage        Venture (JV)
-------------------------------------------------------------   ------------------     ----------       -------------
1.   Elevator Subsidiaries of Dover Corporation (Canada)
Holdings Limited(1)
     a.   Dover Corporation (Canada) Limited(2)                      Canada               100%                C
                                                                ------------------     ----------       -------------
           i. Turnbull Elevator Division                            Division              100%                D
                                                                ------------------     ----------       -------------
          ii. Van Isle Elevator (1982) Ltd.                        Canada (BC)            100%                C
                                                                ------------------     ----------       -------------
         iii. Van Isle Elevator Ltd.                               Canada (BC)            100%                C
                                                                ------------------     ----------       -------------
          iv. Elmac Elevator Service & Installation Ltd.           Canada (BC)            100%                C
                                                                ------------------     ----------       -------------
           v. Ascenseur Modern Maintenance Service                   Canada               100%                C
                                                                    (Quebec)
                                                                ------------------     ----------       -------------
          vi. Dover Stahl Heiser                                     Canada               100%                C
                                                                ------------------     ----------       -------------
         vii. Elevator and Electric Service Ltd.                     Canada               100%                C
                                                                 (Saskatchewan)
                                                                ------------------     ----------       -------------
        viii. Ascenseur Dover Ltd.                                   Canada               100%                C
                                                                    (Quebec)
                                                                ------------------     ----------       -------------
          ix. Arctic Elevator, Inc.                                 Hong Kong             100%                C
                                                                ------------------     ----------       -------------
           x. Dover Elevator Far East (1996) Limited                  China                80%                JV
                                                                ------------------     ----------       -------------
          xi. Dover Elevator Canada Ltd.                             Canada               100%                C
                                                                ------------------     ----------       -------------
              (1)    Dover Elevator (Far East) Limited              Hong Kong              51%                JV
                                                                ------------------     ----------       -------------
                (a)  Hainan Dover Elevator (Far East)                                     100%                C
                     Service Ltd.                                     China
                                                                ------------------     ----------       -------------
                (b)  Dover Elevator (Shanghai) Co. Ltd.               China               100%                C
                                                                ------------------     ----------       -------------
         xii. Rocon Elevator, Inc.                                   Canada               100%                C
                                                                    (Quebec)
                                                                ------------------     ----------       -------------
        xiii. Turnbull Elevator Company Ltd. (HK)                    Canada               100%                C
                                                                    (Ontario)
                                                                ------------------     ----------       -------------

-----------------------

(1) Currently named Dover Corporation (Canada) Limited which name will be changed before the Second Tranche Closing as part of the Reorganization.

(2) A new corporation to be formed before the Second Tranche Closing. Referred to herein as Canada Newco.

+ Indentation connotes direct ownership by the preceding entity one step less-indented.


                                      EII-1

                                                                                                         Corporation
                                                                                                        (C), Division
                                                                 Jurisdiction of       Ownership         (D) or Joint
                    Elevator Subsidiaries+                        Incorporation        Percentage        Venture (JV)
-------------------------------------------------------------   ------------------     ----------       -------------
2.   Elevator Subsidiaries of Delaware Capital Holdings, Inc.
      a.   General Elevator Company, Incorporated                    Maryland             100%                C
                                                                ------------------     ----------       -------------
           i. General Elevator Company (Ontario) Inc.                Canada               100%                C
                                                                ------------------     ----------       -------------
     b.   East Coast Elevator Service, Inc.                          Florida              100%                C
                                                                ------------------     ----------       -------------
     c.   Dover Elevator International, Inc.                        Delaware              100%                C
                                                                ------------------     ----------       -------------
           i. Dover Elevator Systems, Inc.                          Delaware              100%                C
                                                                ------------------     ----------       -------------
              (1)    Hawaiian Pacific Elevator Company              Delaware              100%                C
                                                                ------------------     ----------       -------------
              (2)    Dover Accessibility Products, Inc.             Delaware              100%                C
                                                                ------------------     ----------       -------------
              (3)    Component Sales Group, Inc.                    Delaware              100%                C
                                                                ------------------     ----------       -------------
          ii. Dover Elevator Company                                Delaware              100%                C
                                                                ------------------     ----------       -------------
              (1)    Midstate Elevator Company, Inc.                Delaware              100%                C
                                                                ------------------     ----------       -------------
         iii. Sound Elevator Co.                                    Delaware              100%                C
                                                                ------------------     ----------       -------------
              (1)    Alaska Pacific Elevator, Inc.                 Washington             100%                C
                                                                ------------------     ----------       -------------
          iv. Dover Elevator Asia Pacific Co., Ltd.                                       100%                C
              Thailand                                              Thailand
                                                                ------------------     ----------       -------------
              (1)    Dover Elevator (Malaysia) SDN                  Malaysia              100%                C
                     BHD
                                                                ------------------     ----------       -------------
              (2)    Dover Engineering SDN BHD                      Malaysia              100%                C
                                                                ------------------     ----------       -------------
           v. Lagerquist Corporation                                Delaware              100%                C
                                                                ------------------     ----------       -------------
          vi. Arizona Elevator, Inc.                                Delaware              100%                C
                                                                ------------------     ----------       -------------
         vii. Security Elevator Company, Inc.                       Delaware              100%                C
                                                                ------------------     ----------       -------------
        viii. Shanghai Dover Elevator Manufacturing                                       100%                JV
              Co., Ltd.                                               China
                                                                ------------------     ----------       -------------
          ix. Miami Elevator Company                                Delaware              100%                C
                                                                ------------------     ----------       -------------
              (1)    Eastern Elevator Service Corp.                 Delaware              100%                C
                                                                ------------------     ----------       -------------
           x. Dover Caribbean Inc.                                  Delaware              100%                C
                                                                ------------------     ----------       -------------
              (1)    Dover Elevator of Puerto Rico, Inc.           Puerto Rico            100%                C
                                                                ------------------     ----------       -------------
3.   Elevator Subsidiaries of Revod Corporation
     a.   Empire Elevator Corporation                               Delaware              100%                C
                                                                ------------------     ----------       -------------
     b.   Hudson Elevator Corp.                                     Delaware              100%                C
                                                                ------------------     ----------       -------------

+ Indentation connotes direct ownership by the preceding entity one step less-indented.


                                      EII-2

                                                                                                         Corporation
                                                                                                        (C), Division
                                                                 Jurisdiction of       Ownership         (D) or Joint
                    Elevator Subsidiaries+                        Incorporation        Percentage        Venture (JV)
-------------------------------------------------------------   ------------------     ----------       -------------
     c.   Dover Australian Elevator Company Pty.                    Australia             80%                 C
          Limited


+ Indentation connotes direct ownership by the preceding entity one step less-indented.


                                     EII-3

                         Exhibit A: IP License Agreement

                     INTELLECTUAL PROPERTY LICENSE AGREEMENT

         THIS AGREEMENT is entered into this ___ day of ___________, 1998, by and among DELAWARE CAPITAL FORMATION, INC., a Delaware corporation ("LICENSOR"), and Thyssen Elevator Holding Corporation, a Delaware corporation and Thyssen Industrie AG, a German corporation (each a "Licensee" and collectively, "LICENSEES").

                                   WITNESSETH:

         WHEREAS, pursuant to the Purchase Agreement dated as of ______,__ 1998 (the "PURCHASE AGREEMENT") between Dover Corporation and Licensees, Licensees have simultaneously herewith purchased and acquired the Elevator Business (as defined in the Purchase Agreement) from Dover Corporation, the parent company of Licensor;

         WHEREAS, in connection with such transaction, Licensees desire to acquire from Licensor a license under the Licensed Patents (as defined herein), to conduct the Elevator Business, and Licensor is willing to grant such a license under the terms and conditions set forth herein; and

         WHEREAS, Licensor is the holder of rights in and to certain trademarks and logos throughout the world including or comprising the word DOVER and, as contemplated by the Purchase Agreement, Licensor desires to grant to Licensees, and Licensees desire to obtain a license to use the trademark and trade name DOVER solely on Elevator Products during the Transition Period (as such terms are hereinafter defined), subject to the other limitations provided herein.

         NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         1.1 Capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

         1.2 "AFFILIATE" shall mean, with respect to each party, any person, corporation or other legal entity that directly or indirectly controls, is controlled by, or is under common control with, the party, but only for so long as said control continues. For purposes of this Agreement, "CONTROL" means the power to direct the management and affairs of another corporation or legal entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. In the case of a corporation, the direct or indirect ownership of fifty percent (50%) or more of its outstanding voting shares shall in any case be deemed to confer control, provided that the direct or indirect ownership of a lower percentage of such securities shall not necessarily preclude the existence of control.

         1.3 "ELEVATOR PRODUCTS" shall mean the products, services and activities of the Elevator Business as conducted on the date hereof and any modifications, improvements or other variations or derivations of such products or services made during the term of this Agreement in the ordinary course of conduct of the Elevator Business within the Licensed Field.

         1.4 "ENHANCEMENTS" shall mean findings, improvements, discoveries, inventions, additions, modifications, formulations, derivative works, or changes (whether or not patented or patentable) with respect to the Licensed Patents developed after the Closing Date.

         1.5 "LICENSED FIELD" shall mean the field in which the Elevator Business is presently conducted.

         1.6 "LICENSED MARKS" shall mean the DOVER trademarks as set forth in Exhibit B annexed hereto.

         1.7 "LICENSED PATENTS" shall mean all patents and patent applications listed on Exhibit A annexed hereto, and any extension, reissue, continuation, divisional, reexamination or renewal thereof.

         1.8 "PERMITTED PATENT SUBLICENSEE" means any individual, corporation, partnership, limited liability company, trust, association, joint stock company or other legal entity providing products or services to or on behalf of Licensees in connection with the conduct of the Elevator Business within the Licensed Field.

         1.9 "PERMITTED TRADEMARK SUBLICENSEE" means any Elevator Subsidiary and any Affiliate thereof succeeding to substantially all the assets of such subsidiary.

         1.10 "TRADEMARK TERRITORY" means every country in which the Elevator Business is conducted on the date hereof, including, but not limited to, the United States, Canada and any and all countries listed on Exhibit C annexed hereto.

         1.11 "TRANSITION PERIOD" means the period extending from the date hereof for a period of three years and six months.

                                   ARTICLE II

                             GRANT OF PATENT LICENSE

         2.1 PATENT LICENSE. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensees, and Licensees accept, an exclusive, paid-up, irrevocable, world-wide license of any and all rights of Licensor under the Licensed Patents to make, have made, use, import, offer to sell and sell products and provide services in the Licensed Field. The patent license set forth herein supercedes any patent license agreement related to the Licensed Patents which may already be in effect between Licensor and any Elevator Subsidiary. Licensor and Licensees (on behalf of any and all Permitted Patent Sublicensees) acknowledge and agree that any such previously executed patent license agreements are terminated effective as of the date hereof.

         2.2 RIGHT TO SUBLICENSE. Subject to the terms of this Agreement, Licensees shall be entitled to grant sublicenses of their rights under this
Article II to Permitted Patent Sublicensees, provided that any said sublicensees agree in writing to be bound by the terms and conditions of this Agreement.

         2.3 ENHANCEMENTS. The entire right and title in any and all Enhancements to the Licensed Patents developed by Licensees or a Permitted Patent Sublicensee, whether or not patentable, shall be owned solely by Licensees or said sublicensee.


                                   ARTICLE III

                          INFRINGEMENT AND MAINTENANCE

         3.1 PATENT INFRINGEMENT. Each party will promptly notify the other party in writing if it knows or has reason to know that the Licensed Patents are being infringed in the Licensed Field by a third party. If such alleged infringement has or is occurring outside the Licensed Field then Licensees shall have no enforcement rights. If such alleged infringement has occurred or is occurring within the Licensed Field, then within thirty days of such notice Licensees will either (i) elect to prosecute such alleged infringement, or (ii) decline to prosecute such alleged infringement. In the event that Licensees elect to prosecute an infringement, Licensees will have the exclusive right to prosecute the infringement and to bring action under their direction and control. Licensor shall reasonably assist Licensees in such action if so requested at Licensees' expense, and shall lend its name to such action if requested by Licensees or required by law. Licensees agree to consult with Licensor in connection with any settlement that could adversely affect the scope or enforceability of the Licensed Patents, and further agree to cooperate in good faith with Licensor to avoid or minimize any such effect. All costs and expenses incurred in an action brought by Licensees shall be borne by Licensees, and all recoveries in such an action shall be for the benefit of Licensees. In the event that Licensees elect not to prosecute an infringement in the Licensed Field, or in the event of an infringement outside the Licensed

Field, Licensor will have the exclusive right to prosecute the infringement, and Licensees shall expressly consent thereto. Licensor shall bear all costs and expenses incurred in connection with such prosecution and shall be entitled to all recoveries in such action.

         3.2 MAINTENANCE OF LICENSED PATENTS. Licensor may discontinue prosecution or maintenance, abandon or dedicate to the public any of the Licensed Patents in its sole discretion, provided, however, that Licensor shall provide Licensees with at least 90 days notice prior to abandonment or other dedication to the public of any Licensed Patents. Upon such notice, Licensees shall have 60 days to notify Licensor, in their sole discretion, that such Licensed Patents should not be abandoned or otherwise dedicated to the public. In such event, Licensees shall be responsible for payment of any costs of maintaining such Licensed Patents or controlling prosecution at their expense of any applications in such Licensed Patents, and Licensor agrees fully to cooperate with Licensees in connection with Licensees' assuming the responsibility and expense of such maintenance and prosecution activities.


                                   ARTICLE IV

                            LIMITED TRADEMARK LICENSE

         4.1 GRANT. Subject to the terms of this Agreement, Licensor grants to Licensees a royalty-free, non-transferable, exclusive license, during the Transition Period, of any and all of Licensor's rights to use the Licensed Marks on or in connection with Elevator Products advertised, marketed, sold performed, or otherwise promoted by Licensees and their Permitted Trademark Sublicensees in the Trademark Territory in the ordinary course of the Elevator Business. The trademark license rights granted to Licensees by this Agreement do not include the right to sublicense to any party other than a Permitted Trademark Sublicensee. All Permitted Trademark Sublicensees shall agree in writing to be bound by the terms of this Agreement. Licensees agree that, at the end of the Transition Period, all uses of the Licensed Marks by Licensees and their Permitted Trademark Sublicensees shall immediately cease, provided that nothing herein shall require Licensees to novate or modify any contract, filing or other document existing as of the date hereof and prior to its termination or expiration in the ordinary course. Nothing herein shall restrict Licensor's and its Affiliates' and licensees' rights to use the Licensed Marks outside the Licensed Field. Licensees agree not to sell directly or indirectly or permit the sale directly or indirectly of Elevator Products bearing the Licensed Marks in any country outside the Trademark Territory. The trademark license set forth herein supercedes any trademark license agreement related to Licensed Marks which may already be in effect between Licensor and any Permitted Trademark Sublicensees. Licensor and Licensees (on behalf of any and all Permitted Trademark Sublicensees) hereby acknowledge and agree that any such previously executed trademark license agreements (including registered user agreements) are terminated effective as of the date hereof.

         4.2 TERMINATION OF TRADEMARK LICENSE. Notwithstanding the provisions of
Section 4.1 and 7.2 hereof, the limited trademark license granted hereunder shall terminate promptly upon notice by Licensor to Licensees in the event of a material breach by Licensees or any of their Permitted Trademark Sublicensees of any material provision herein relating to the Licensed Marks which is not cured within 30 days after written notice by Licensor to Licensees thereof.

         4.3 MAINTENANCE OF HIGH QUALITY AND STANDARDS. The parties acknowledge and agree that great value is placed on the Licensed Marks and the goodwill associated therewith, that the consuming public and the industry now associate the Licensed Marks with products of consistently high quality, and that the terms and conditions of this Agreement are necessary and reasonable to assure the consuming public and the industry that all Elevator Products bearing the Licensed Marks are of the same consistently high quality. Accordingly Licensees agree that the quality and standards of the Elevator Products bearing the Licensed Marks shall be at least equal to the standards prevailing in the operation of the Elevator Business immediately prior to the Closing in order to safeguard the established prestige and goodwill of the Licensed Marks. During the Transition Period, if any Elevator Products fail substantially to conform to the aforementioned quality standards, Licensees shall have 60 days from and after notification by Licensor to Licensees to cure such failure, after which Licensees shall cause the sale, shipment and distribution of any such substantially non-conforming Elevator Products to cease.

         4.4 INSPECTION AND NOTIFICATION. Throughout the Transition Period, Licensees shall, at the request of Licensor but no more than once per calendar year, notify Licensor in writing of the locations of all facilities in which the Licensees or their Permitted Trademark Sublicensees are manufacturing or distributing Elevator Products for sale in the Trademark Territory. Licensor and its representatives may from time to time, during all reasonable business hours and with prior reasonable notice to Licensees, inspect the operations and facilities of Licensees and their Permitted Trademark Sublicensees with respect to performance under this Agreement. Licensees, at the request of Licensor, will provide to Licensor access for inspection purposes to any advertising, promotional, display or similar materials or other items bearing or using the Licensed Marks.

         4.5 APPROVAL. Licensees shall submit to Licensor any trademark, service mark, logo or name which is to be used in combination with the Licensed Marks. Licensor shall have the right, in its sole reasonable discretion, to refuse to permit the use of any such trademarks, service marks, logos or names which would adversely affect the prestige and goodwill associated with the Licensed Marks and/or Licensor, provided, however, that Licensor consents to the use of the Licensed Marks in combination with the mark "THYSSEN." Licensor shall approve or disapprove of the use of a mark in combination with a Licensed Mark within fifteen (15) days of receiving a written request from a Licensee for the use of such combination.

         4.6 LICENSEES' OBLIGATIONS AS TO THE LICENSED MARKS. Licensees agree that neither they nor any Permitted Trademark Sublicensee will seek or obtain any registration of the Licensed Marks without Licensor's prior written permission. Subject solely to the rights and interest granted herein, Licensees further agree and acknowledge that if they or any Permitted Trademark Sublicensees has obtained or obtains in the future, in the Trademark Territory, any right, title or interest in the Licensed Marks, or in any marks which are confusingly similar to the Licensed Marks, that Licensees have acted or will act as an agent and for the benefit of Licensor for the limited purpose of obtaining such registrations in the name and on behalf of Licensor. Licensees further agree to execute and cause their Permitted Trademark Sublicensees to execute any and all instruments deemed by Licensor and/or its attorneys or representatives to be necessary to transfer such right, title or interest to Licensor.

         4.7 THIRD PARTY CONFLICTS. Notwithstanding Section 4.1 hereof, neither Licensees nor any Permitted Trademark Sublicensee shall have the right to use the Licensed Marks in the Trademark Territory in any manner that conflicts with the rights of any third party. If the use of the Licensed Marks by Licensees or any Permitted Trademark Sublicensee conflicts with the rights of any third party, or if a third party makes a bona fide claim alleging such a conflict, Licensees agree to cooperate in good faith with Licensor in jointly contesting or, within a reasonable period of time, modifying or withdrawing such use to avoid or minimize liability.

         4.8 CORPORATE NAMES. Licensees shall cause all corporate names of Elevator Subsidiaries that contain a Licensed Mark to be changed to names not containing the Licensed Mark within 90 days from and after the date hereof. On or by such date Licensees shall deliver to Licensor a certificate of a corporate officer of a Licensee certifying the occurrence of such name changes and attaching evidence reasonably satisfactory to Licensor of such name changes. Notwithstanding the foregoing, Permitted Trademark Sublicensees may continue to use the Licensed Marks in trade names throughout the Transition Period, and nothing herein shall require Licensees to novate or modify any contract, filing or other document existing as of the date hereof and prior to its termination or expiration in the ordinary course.


                                    ARTICLE V

                     COVENANTS AND OTHER GENERAL PROVISIONS

         5.1 NO REPRESENTATIONS AND WARRANTIES. Nothing contained in this Agreement shall be construed as (a) a representation or warranty by Licensor as to the scope, validity or enforceability of any Licensed Patents or Licensed Marks, or (b) as a representation or warranty that anything made, used, sold or otherwise disposed of under any license granted hereunder is or will be free from infringement of rights of third parties, or (c) an obligation to bring or prosecute actions or suits against third parties for infringement.

         5.2 NO RIGHT TO CHALLENGE. Licensees agree that neither they nor any Permitted Patent Sublicensee or Permitted Trademark Sublicensee will take any action to attack the title to or validity of the Licensed Patents or Licensed Marks, including without limitation, by challenging or opposing Licensor's applications or registrations therefor.

         5.3 NOTICES AND MARKINGS. Licensees agree to use and cause to be used the proper trademark notices in connection with the Licensed Marks.

         5.4 AUTHORIZATION AND VALIDITY OF THIS AGREEMENT

                  (a) The execution, delivery and performance by Licensees of this Agreement are within Licensees' corporate power, require no approval of, filing with or other action by or in respect of any governmental body, agency or official and do not and will not contravene, or constitute a default under, any applicable law, the articles of incorporation or bylaws of Licensees or any agreement, judgment, injunction, order, decree or instrument binding upon Licensees. This Agreement constitutes a valid and binding agreement of Licensees, enforceable against Licensees in accordance with its terms.

                  (b) The execution, delivery and performance by Licensor of this Agreement are within Licensor's corporate power, have been duly authorized by all necessary corporate action, require no approval of, filing with or other action by or in respected of any governmental body, agency or official and do not and will not contravene, or constitute a default under, any applicable law, the articles of incorporation or bylaws of Licensor or any agreement, judgment, injunction, order, decree or instrument binding upon Licensor. This Agreement constitutes a valid and binding agreement of Licensor, enforceable against Licensor in accordance with its terms.


                                   ARTICLE VI

                                 INDEMNIFICATION

         6.1 LICENSOR INDEMNIFICATION. Licensor shall indemnify, defend and hold harmless Licensees, their Permitted Patent Sublicensees and Permitted Trademark Sublicensees, and their respective directors, stockholders, officers, and employees from and against any and all claims, demands, actions, suits, losses, damages, judgments, costs and expenses (including reasonable attorneys' fees) arising out of any breach of Licensor's representations and warranties or its covenants contained in this Agreement.

         6.2 LICENSEE INDEMNIFICATION. Licensees shall indemnify, defend and hold harmless Licensor, its Affiliates and their respective directors, stockholders, officers, and employees from and against any and all claims, demands, actions, suits, losses, damages, judgments, costs and expenses (including reasonable attorneys' fees) arising out of (i) any breach of Licensees' representations and warranties or their covenants contained in this Agreement and (ii) claims by third parties arising from the manufacture, distribution or sale after the date hereof of Elevator Products using the Licensed Marks, other than those claims that, if proven, would constitute a breach of Licensor's warranties or its covenants set forth in this Agreement.


                                   ARTICLE VII

                              TERM AND TERMINATION

         7.1 TERM. The term of this Agreement shall begin on the date hereof and shall terminate at such time as each of the Licensed Patents has either expired or has been finally adjudicated as being invalid or unenforceable.

         7.2 TERMINATION.

                  (a) During the Transition Period, Licensor shall have the right to terminate this Agreement by giving written notice of termination to Licensees in the event of any one of the following, such termination being effective when such notice shall have been duly given in accordance with the provisions of Section 10.3 of this Agreement; (i) Licensees shall be the subject of (1) a voluntary or involuntary bankruptcy proceeding, or (2) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect; (ii) a custodian or receive shall be appointed for, or take charge of, all or any substantial part of the property of Licensees; or (iii) Licensees shall make a general assignment for the benefit of creditors, shall fail to pay, or be unable to pay their debts generally as they become due, shall call a meeting of their creditors with a view to arranging a composition or adjustment of their debts, shall by any act or failure to act indicate their consent to, approval of or acquiescence in any of the foregoing, or take any corporate action for the purpose of effecting any of the foregoing.

                  (b) Licensor may terminate this Agreement at any time by giving written notice of termination to Licensees if Licensees are in material default or breach of any material provision of this Agreement and such default or breach continues unremedied for a period of sixty (60) days after written notice thereof. In the event that a default or breach is reasonably incapable of cure within such sixty (60) day period and Licensees are using all reasonable efforts to cure such default or breach, the cure period therefor shall continue for an additional 60 days.

                  (c) Licensees may terminate this Agreement at any time upon thirty (30) days written notice to Licensor.

                  (d) The exercise of the right of termination shall not impose any liability by reason of termination or have the effect of waiving any damages to which the terminated party might otherwise be entitled.

         7.3 EFFECT OF TERMINATION OR EXPIRATION.

                  The provisions of Article VI, Section 7.2(d), and Article IX shall survive the termination or expiration of this Agreement, and the provisions of Articles II and III shall survive termination of this Agreement other than as provided in Section 7.1. Except as otherwise set forth in the surviving sections, upon the expiration or termination of this Agreement, the parties shall have no further rights or obligations under this Agreement.

                                  ARTICLE VIII

                    FOREIGN TAXES AND GOVERNMENTAL APPROVALS

           Licensees agree to obtain all government approvals and registrations which are required in connection with Licensees' and their Permitted Patent Sublicensees and Permitted Trademark Sublicensees activities in connection with this Agreement and to pay any taxes or fees required by any such foreign government as a result of their activities under this Agreement.


                                   ARTICLE IX

                                 APPLICABLE LAW

         9.1 APPLICABLE LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, United States of America.

         9.2 DISPUTE RESOLUTION. The dispute resolution provisions of Section
9.1 of the Purchase Agreement are incorporated herein by reference in their entirely.

         9.3 INJUNCTION. Notwithstanding the foregoing, Licensees acknowledge and agree that Licensor would suffer irreparable harm as a result of any breach by Licensees of the terms of Articles IV and V of this Agreement during the Transition Period and that damages at law would not be an adequate or proper remedy and therefore, in addition to any damages and other remedies that the Licensor may be entitled to at law or in equity as a result of such breach, Licensor and its successors or assigns, shall be entitled during the Transition Period to seek in any court of competent jurisdiction and obtain a temporary or permanent injunction or other order restraining Licensees, their sublicensees and any of their officers, directors, employees, agents and Affiliates from breaching or continuing to breach any provision of this Agreement.


                                    ARTICLE X

                               GENERAL PROVISIONS

         10.1 ASSIGNMENT. This Agreement shall be binding on the parties, their parents, subsidiaries, successors and permitted assigns (if any), and each party warrants that the person signing on its behalf below is duly authorized to execute this Agreement on its behalf. Neither party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld, except that either party may assign all or any portion of its rights and obligations under this Agreement without the consent of the other party: (A) to one or more of its Affiliates in connection with a reorganization; and/or (B) to a third party in connection with a merger, consolidation or sale of all or substantially all of the stock or assets of the Elevator Subsidiaries or any portion(s) of the business thereof to which the Licensed Patents and Licensed Marks relate.

         10.2 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is given; (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, provided telephone confirmation of receipt is obtained promptly after completion of transmission:
(iii) on the business day after delivery, properly addressed, to a nationally recognized overnight courier service or to the express mail service maintained by the U.S. Postal Service, provided receipt of delivery is confirmed; or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified postage prepaid, properly addressed and return receipt requested and receipt of delivery is confirmed, to the party as follows:

         If to Licensor:

                           Delaware  Capital Formation, Inc
                           1403 Foulk Road
                           Suite 102
                           Wilmington, Delaware   09803-2755
                           Attention:       Amy E. Ward
                           Telephone:       (302) 478-1660
                           Facsimile:       (302) 478-1662

         With a copy to:

                           Dover Corporation
                           280 Park Avenue
                           New York, New York 10017-1292
                           Attention:       Corporate Secretary
                           Telephone:       (212) 922-1640
                           Facsimile:       (212) 922-1656

         If to Licensees:

                           Thyssen Industrie AG
                           Am Thyssenhaus 1
                           D-45128 Essen
                           Germany
                           Attention:       Gary Elliott
                           Telephone:       011-49-201-106-3060
                           Facsimile:       011-49-201-106-3065
         and

                           Thyssen Elevator Holding Corporation
                           3155 West Big Beaver Road
                           Troy, Michigan 48084
                           Attention:       Nancy Hutcheson, Esq.
                           Telephone:       (248) 643-3571
                           Facsimile:       (248) 643-3636

         With a copy to:

                           Shearman & Sterling
                           599 Lexington Avenue
                           New York, NY  10022
                           Attention:       Bonnie Greaves, Esq.
                           Telephone:       (212) 848-7670
                           Facsimile:       (212) 848-7179

Any party may change its address by giving the other party written notice of its new address in the manner set forth above.

         10.3 WAIVER AND MODIFICATION. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by the party to be charged. No waiver or failure to insist upon strict compliance with any provisions hereof shall be deemed a waiver of any other or further breach of or noncompliance with any provision hereof. A failure of either party hereto to insist upon strict compliance by the other party with any provision of this Agreement shall not be deemed a waiver of such provision.

         10.4 INDEPENDENT CONTRACTOR. The parties hereby agree that no agency, joint venture or partnership is created by this Agreement. The legal relationship of any person or entity performing services for Licensees shall be one solely between such parties. Neither party shall incur any obligation in the name of the other party without the prior written consent of that party.

         10.5 SEVERABILITY. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

         10.6 ENTIRE AGREEMENT. This Agreement and the Purchase Agreement contain the entire agreement between the parties with respect to the subject matter hereof, and supersede any and all other previous agreements between the parties with respect to the subject matter hereof.

         10.7 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         10.8 HEADINGS. The paragraph headings used in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any purpose or in any way affect the construction of this Agreement.

         10.9 NO ADVERSE CONSTRUCTION. The parties acknowledge that each participated in drafting this Agreement, and agree that there shall be no presumption against any party on the ground that such party was responsible for preparing this Agreement or any part thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first above written.

                                          DELAWARE  CAPITAL FORMATION, INC


                                          BY:      _____________________________
                                                   NAME:
                                                   TITLE:

                                          THYSSEN ELEVATOR HOLDING CORPORATION


                                          BY:      _____________________________
                                                   NAME:
                                                   TITLE:

                                          THYSSEN INDUSTRIE AG


                                          BY:      _____________________________
                                                   NAME:

                                Title: EXHIBIT A

                                LICENSED PATENTS

PATENT NO./        COUNTRY                      FILING              ISSUED DATE
SERIAL NO.                                      DATE
-----------        -------------------          ----------          -----------
4,923,055          United States                01/24/89            05/08/90

617,077            Australia                    01/24/90            01/24/90

2,229,415          Great Britain                01/05/90            11/18/92

2,008,251          Canada                       01/22/90            07/14/98
===========        ===================          ==========          ===========
4,976,338          United States                04/27/89            12/11/90

1,244,783          Canada                       04/25/90

2,234,490          Great Britain                04/26/90            09/22/93
===========        ===================          ==========          ===========
4,798,267          United States                01/20/87            01/17/89

1,270,967          Canada                       01/18/88            06/26/90

2,201,656          Great Britain                01/19/88            01/02/91
===========        ===================          ==========          ===========
4,787,481          United States                01/20/87            11/29/88

2,201,810          Great Britain                01/19/88            10/02/91

1,261,085          Canada                       N/A                 09/26/89
===========        ===================          ==========          ===========
4,399,685          United States                02/09/81            08/23/83

2,092,762          Great Britain                02/08/82            01/30/85

1,163,114          Canada                       12/22/81            03/06/84
===========        ===================          ==========          ===========
4,599,876          United States                08/19/83            07/15/86

2,127,085          Great Britain                08/19/82            03/26/86

1,230,492          Canada                       08/19/83            12/22/87

===========        ===================          ==========          ===========
5,433,294          United States                05/08/94            07/18/95
===========        ===================          ==========          ===========

PATENT NO./        COUNTRY                      FILING              ISSUED DATE
SERIAL NO.                                      DATE
-----------        -------------------          ----------          -----------
5,597,987          United States                01/25/95            01/28/97

2,297,309          Great Britain                01/17/96            01/17/96

2,167,998          Canada                       01/24/96
===========        ===================          ==========          ===========
09/047,857         United States                03/25/98
===========        ===================          ==========          ===========
09/058,709         United States                 04/10/98
===========        ===================          ==========          ===========

                                    EXHIBIT B


                                 LICENSED MARKS


                                      DOVER
                         DOVER (and Design) as attached

                                                                       EXHIBIT C



                               TRADEMARK TERRITORY


                                    Australia
                                    Barbados
                                     Bermuda
                                      China
                                   Costa Rica
                                 Czech Republic
                               Dominican Republic
                                     Ecuador
                                      Egypt
                                   El Salvador
                                      Guam
                                    Guatemala
                                    Indonesia
                                     Jamaica
                                      Japan
                                      Korea
                                    Malaysia
                                     Mexico
                                     Myanmar
                                   New Zealand
                                     Panama
                                   Philippines
                                   Puerto Rico
                                  Saudi Arabia
                                    Singapore
                                     Taiwan
                                    Thailand
                            United Emirates Republic
                                    Venezuela

                     Exhibit B.1: Assignment of Trademarks

                            ASSIGNMENT OF TRADEMARKS

         This Assignment of Trademarks is by and between Delaware Capital Formation, Inc., a Delaware corporation with an office located at 1403 Foulk Road, Suite 102 Wilmington, Delaware 09803-2755 ("Assignor"), and Thyssen Elevator Holding Corporation with an office located at 3155 West Big Beaver Road, Troy, Michigan 48084 ("Assignee").

         WHEREAS, Assignor is the record owner of all right, title and interest in and to the trademarks set forth in Schedule A and the goodwill associated therewith (the "Marks").

         WHEREAS, Assignee is desirous of acquiring all right, title and interest in and to the Marks together with the goodwill of the business symbolized by the Marks.

         NOW THEREFORE, for good and valuable consideration, receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, Assignor hereby assigns to Assignee any and all of Assignor's right, title and interest in and to the Marks together with the goodwill of the business symbolized by the Marks.

         IN WITNESS WHEREOF, Assignor has caused this Assignment of Trademarks to be duly executed in a manner appropriate thereto effective as of __________ ___, 1998.


                                               DELAWARE CAPITAL FORMATION, INC.



                                               By:______________________________
                                                  Name:  Amy Ward
                                                  Title: President

                                   SCHEDULE A



                           U.S. TRADEMARK APPLICATIONS


MARK                       CLASS           SERIAL NO.          FILING DATE
----                       -----           ----------          -----------

DMC-II                       9             75/263138           03/25/97

DUALIFT                                    75/337062           08/07/97

PERFORMANCE                                75/337059           08/07/97
MONITORING

SIERRA                                     75/424022           01/27/98

SMART LINK                                 75/337061           08/07/97



                               U.S. TRADEMARKS

MARK                       CLASS           REGISTRATION NO.    REGISTRATION DATE
----                       -----           ----------------    -----------------

ARTIFAX (Stylized)           42            1565171             11/07/89

CELLLINK                     9             2121254             12/16/97

COMPONENT SALES              42            1858976             10/18/94
GROUP & DESIGN

COMPUTAMATIC                 7             752898              07/16/63

DMC-I                        9             1429943             02/24/87

DMC-I/M                      9             1652957             08/06/91

ENTRY PLUS                                 1513387             11/22/88

                               U.S. TRADEMARKS

MARK                       CLASS           REGISTRATION NO.    REGISTRATION DATE
----                       -----           ---------------     -----------------

HELPLINK                     9             1908281             08/01/95

I-2                          9             1138278             07/29/80

IMPULSE                      9             1387397             03/25/86

INDEPENDENCE                               2115841             11/25/97

MARK                        CLASS         REGISTRATION NO.    REGISTRATION DATE
----                        -----         ----------------    -----------------

IVO                         6, 7, 9       1148666              03/24/81

LEVELATOR                   7             368428               06/20/39

LMH                         9             1671628              01/14/92

LMT-AC                      9             1824275              03/01/94


MICRO MODERNIZER            9             1298492              10/02/84

MICROLIGHT                  9             B1838486             05/31/94

OILDRAULIC & Design         7             398983               12/08/42

QUANTUM                     9             1993559              08/13/96

SGT                         9             1971097              04/30/96

T II                        9             1303526              11/06/84

T-IV                        9             1824277              03/01/94

T-IV/M                      9             1824276              03/01/94

TRAFLOMATIC                 9             1154705              05/19/81

TRAFLOMATIC II              9             1290844              08/21/84

VISI-FLO                    9             587536               03/30/54



                               FOREIGN TRADEMARKS

MARK                                    CLASS             REGISTRATION NO.           REGISTRATION DATE            COUNTRY
----                                    -----             ----------------           -----------------            -------

COMPUTAMATIC                            7                 44,389                     06/25/71                     Benelux

COMPUTAMATIC                            7                 7332/91                    10/25/91                     Denmark

COMPUTAMATIC                                              1,617,811                  09/27/90                     France

COMPUTAMATIC                            7                 1,181,708                  10/18/91                     Germany

COMPUTAMATIC                            37, 39            239538                     05/29/92                     Panama

COMPUTAMATIC                            82                497295                     10/01/90                     Taiwan

DMC-I                                                     355,958                    05/19/89                     Canada

MARK                                    CLASS             REGISTRATION NO.           REGISTRATION DATE            COUNTRY
----                                    -----             ----------------           -----------------            -------

DMC-I                                   9                 2,445,848                  08/31/92                     Japan

IMPULSE                                                   355,957                    05/19/89                     Canada



                               FOREIGN TRADEMARKS

MARK                                    CLASS             REGISTRATION NO.           REGISTRATION DATE            COUNTRY
----                                    -----             ----------------           -----------------            -------

OILDRAULIC                              7                 A192,279                   01/15/65                     Australia

OILDRAULIC                                                101,214                    08/19/55                     Canada

OILDRAULIC                              7                 1,617,813                  09/27/90                     France

OILDRAULIC                              7                 739,868                    10/01/59                     Germany

OILDRAULIC                              7                 153,110                    09/29/59                     Italy

OILDRAULIC                              9                 2287877                    12/26/90                     Japan

OILDRAULIC                              82                427,800                                                 Taiwan

OILDRAULIC & Design                                       310,983                    08/25/81                     Panama

ROTA-FLOW                                                 101,213                    08/19/55                     Canada

SHORTSTUB                                                 120942                     01/27/61                     Canada

SPIRAL DESIGN                                             263,168                    10/16/81                     Canada

T II                                    87                493864                     09/01/90                     Taiwan

T III                                                     373,941                    10/05/90                     Canada

T III                                   37, 39            221038                     09/09/91                     Panama

THE ELEVATOR                                              264,014                    11/06/81                     Canada
INNOVATORS

TRAFLOMATIC                                               100,102                    01/14/55                     Canada

TRAFLOMATIC                             37, 39            221039                     09/09/91                     Panama

TRAFLOMATIC II                          87                513779                     03/01/91                     Taiwan

TRAFLOMATIC III                                           374,139                    10/12/90                     Canada

TRAFLOMATIC III                         9                 2287876                    12/26/90                     Japan

MARK                                    CLASS             REGISTRATION NO.           REGISTRATION DATE            COUNTRY
----                                    -----             ----------------           -----------------            -------

TRAFLOMATIC III                         11                2418360                    05/29/92                     Japan

TRAFLOMATIC III                         39                222714                     10/02/91                     Panama

TRAFLOMATIC III                         87                416,896                                                 Taiwan

                         Exhibit B.2: Patent Assignment

                                PATENT ASSIGNMENT

         This Assignment of Patents is by and between Delaware Capital Formation, Inc., a Delaware corporation with an office located at 1403 Foulk Road, Suite 102, Wilmington, Delaware 09803-2755 ("Assignor"), and Thyssen Elevator Holding Corporation with an office located at 3155 West Big Beaver Road, Troy, Michigan 48084 ("Assignee").

         WHEREAS, Assignor is the owner of all right, title and interest in and to the Letters Patents and Patent Applications listed in Schedule A attached hereto (the "Patents").

         WHEREAS, Assignee is desirous of acquiring all right, title and interest in and to the Patents.

         NOW THEREFORE, for good and valuable consideration, receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, Assignor hereby assigns to Assignee any and all of Assignor's right, title and interest in and to the Patents, including any divisions and continuations thereof, and Assignor hereby authorizes the Commissioner of Patents to issue the said United States Letters Patent to said Assignee, as the assignee of the whole right, title and interest thereto.

         IN WITNESS WHEREOF, Assignor has cause this Patent Assignment to be duly executed in a manner appropriate thereto effective as of ___________ ___, 1998.


                             DELAWARE CAPITAL FORMATION, INC.



                             By:_________________________________
                                  Name:   Amy Ward
                                  Title: President

                                   SCHEDULE A


U.S. PATENTS

Patent Number             Filing Date        Issue Date
-------------             -----------        ----------

4781270                   03/02/87           11/10/88

4832158                   12/03/87           05/23/89

4637496                   04/25/85           01/20/87

4658935                   08/05/85           04/21/87

5561277                   03/15/94           10/01/96

5637841                   10/17/94           06/10/97

5654531                   08/07/95           08/05/97

4368501                   09/26/80           01/11/83



U.S. PATENT APPLICATIONS

Serial Number             Filing Date
-------------             -----------

09/047972                 03/25/98



FOREIGN PATENTS

Patent Number             Filing Date        Issue Date           Country
-------------             -----------        ----------           -------

2174976                   04/24/86           04/19/89             United Kingdom

2201811                   01/19/88           10/02/91             United Kingdom

2104477                   08/19/82           06/26/85             United Kingdom

1295060                   01/18/88           01/28/92             Canada

1177530                   01/26/82           11/06/84             Canada

1250533                   02/10/86           02/28/89             Canada

1176185                   06/07/82           10/16/84             Canada

1115865                   11/21/80           01/05/82             Canada

1115866                   11/21/80           01/05/82             Canada

                       Exhibit B.3: Copyright Assignment

                              COPYRIGHT ASSIGNMENT


         This Assignment of Copyright is by and between Delaware Capital Formation, Inc., a Delaware corporation with an office located at 1403 Foulk Road, Suite 102, Wilmington, Delaware 09803-2755 ("Assignor"), and Thyssen Elevator Holding Corporation with an office located at 3155 West Big Beaver Road, Troy, Michigan 48084 ("Assignee").

         WHEREAS, Assignor is the owner of all right, title and interest in and to Copyright Registration No. TX 4-017-523 for Entry Plus Software issued on February 21, l995 (the "Copyright").

         WHEREAS, Assignee is desirous of acquiring all right, title and interest in and to said Copyright.

         NOW THEREFORE, for good and valuable consideration, receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, Assignor hereby assigns to Assignee any and all of Assignor's right, title and interest in and to said Copyright.

         IN WITNESS WHEREOF, Assignor has cause this Copyright Assignment to be duly executed in a manner appropriate thereto effective as of ___________ ___, 1998.


                                DELAWARE CAPITAL FORMATION, INC.



                                By:_________________________________
                                     Name:   Amy Ward
                                     Title: President

                  Exhibit C: Insurance Arrangements Agreement

                        INSURANCE ARRANGEMENTS AGREEMENT


         INSURANCE ARRANGEMENTS AGREEMENT, dated as of _____________ by and among Thyssen Industrie AG, a corporation organized and existing under the laws of the Federal Republic of Germany ("Thyssen"), Thyssen Elevator Holding Corporation, a corporation organized and existing under the laws of the State of Delaware (together with Thyssen, the "Buyers"), and Dover Corporation, a corporation organized and existing under the laws of the State of Delaware, U.S.A. ("Seller").


                              W I T N E S S E T H :

         WHEREAS, Seller, through certain of its direct and indirect subsidiaries, divisions and joint ventures listed on Schedule 1 hereto (the "Elevator Subsidiaries"), conducts a business of manufacturing, installing, servicing, repairing and modernizing elevators and installing, servicing and repairing escalators manufactured by others (the "Elevator Business");

         WHEREAS, Buyers and Seller have entered into a Purchase Agreement dated as of November 23, 1998 (the "Purchase Agreement"), pursuant to which Seller has agreed to sell and transfer the Elevator Business to Buyers, and Buyers have agreed to purchase and acquire the Elevator Business from Seller, upon the terms and subject to the conditions set forth therein (the "Sale");

         WHEREAS, the Elevator Business is and will remain wholly-owned by Seller until the closing of the first tranche of the Sale (the "First Tranche Closing");

         WHEREAS, pursuant to agreements with Liberty Mutual Insurance Company ("Liberty"), covering periods through December 31, 1998, Liberty provides insurance coverage for the Elevator Business (as well as other operations of Seller), including general, product, automobile and worker's compensation liabilities, and Seller coordinates the administration of Claims (as hereinafter defined) against the Elevator Business covered by Liberty and by Seller's self-insurance program (the "Existing Arrangement");

         WHEREAS, the Elevator Business (as well as other operations of Seller) is also covered through December 31, 1998 by property, foreign (property and casualty insurance outside of North America), theft, business travel accident, surety bonds, aviation and directors and officers insurance (collectively, "Aon Coverage"), all placed on Seller's behalf by Aon Risk Services ("Aon") and insured by various insurance companies with various deductibles and retentions;

         WHEREAS, Seller allocates to the appropriate Elevator Subsidiaries all the costs of insuring, administering and paying any Claims relating to the Elevator Business (the "Elevator Obligations") payable under the Existing Arrangement or Aon Coverage;

         WHEREAS, although Elevator Obligations are the responsibility of the appropriate Elevator Subsidiary, in the past these amounts have been advanced by Seller and the appropriate Elevator Subsidiary has reimbursed Seller for such payments;

         WHEREAS, Seller has committed to replace the Existing Arrangement and the Aon Coverage (with the exception of theft and director and officer liability insurance) with a similar arrangement with Liberty and similar coverage placed by Aon, which will relate only to, and become a direct obligation of, the Elevator Business (each element of such replacement arrangement and coverage being a "New Arrangement");

         WHEREAS, the Existing Arrangement and Aon Coverage will, nevertheless, continue to apply for an indefinite period into the future with respect to any covered event which occurred prior to the effective time of the New Arrangement and prior to the First Tranche Closing;

         WHEREAS, pursuant to the Purchase Agreement, the parties have agreed to enter into this Agreement in order to provide for the future arrangements between the parties with respect to all such insurance.

         NOW, THEREFORE, in consideration of the covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    SECTION 1

           TERMINATION OF COVERAGE; ADMINISTRATION OF PAST OBLIGATIONS

         1.1 TERMINATION OF SELLER'S COVERAGE. Upon the earlier of: (i) the effective time of the applicable New Arrangement or (ii) the First Tranche Closing, Seller will:

                  (a) cause the insurance coverage under the Existing Arrangement and Aon Coverage for occurrences after the effective time of the applicable New Arrangement or the First Tranche Closing, as the case may be, to cease to apply to the Elevator Business for Claims on or after such date; and

                  (b) cease to administer any Claims with respect to the Elevator Business, except as provided in Section 1.3,

provided, that if the effective time of the applicable New Arrangement occurs before the First Tranche Closing, Seller will cause the applicable Elevator Subsidiary to continuously maintain insurance coverage under the applicable New Arrangement until the First Tranche Closing.

         For purposes of this Agreement, "Claim" shall mean the occurrence of an event which results in any judgment, loss, damages, punitive or exemplary damages, fine or penalty, liability, costs or expenses (including reasonable attorneys' fees, charges and disbursements or fees, premiums and expenses of Liberty) whether required to be paid to a third party or otherwise incurred in connection with or arising from any claim, suit, action or proceeding.

         1.2 NEW COVERAGE. From and after the First Tranche Closing, Buyers and the Elevator Subsidiaries shall be solely responsible for maintaining, and all costs of, each New Arrangement, or otherwise providing insurance coverage with respect to the Elevator Business, in such amounts and upon such terms as they deem fit.

         1.3 HISTORICAL COVERAGE.

                  (a) Subject to Section 2.2, Seller will maintain the Existing Arrangement and the Aon Coverage for the performance of the Elevator Obligations for any Claim with respect to periods prior to the earlier of (i) the effective time of the applicable New Arrangement or (ii) the First Tranche Closing which is covered by policies which were in effect through such date. It is understood that the Existing Arrangement and the Aon Coverage may not cover all Claims relating to the Elevator Business.

                  (b) Effective as of the First Tranche Closing, Buyers and the Elevator Business shall be solely responsible for the control and defense of any Claims under the Aon Coverage or the Existing Arrangement relating to the Elevator Business, as though Buyers were the policy holder under the Aon Coverage or the Existing Arrangement, as applicable; provided, that Buyers shall not permit the entry of any settlement or any voluntary payment exceeding $1,000,000 without providing as much advance notice to Seller as reasonably practicable.

                  (c) Seller will cooperate with Buyers, Liberty and Aon, to the extent reasonably necessary, in connection with the administration of any such Claims.

                  (d) Subject to Section 2.2, consistent with past practice, Seller shall maintain books and records sufficient to allocate to the Elevator Subsidiaries all of the Elevator Obligations. At least quarterly, Seller shall notify the Elevator Subsidiaries and Buyers of the current amount of Elevator Obligations due and, upon receipt of notice, Buyers agree to cause the Elevator Subsidiaries to immediately pay, or reimburse Seller for, any and all such amounts due Seller after the First Tranche Closing (including, without limitation, all deductibles, retentions and premiums) in connection with the Elevator Obligations insured through the Existing Arrangement and the Aon Coverage.

                  (e) Seller and its agents shall not be liable to Buyers or to the Elevator Subsidiaries for any judgment, loss, damages, liability, costs or expenses ("Losses") which arise in any manner from the operation or administration of the Existing Arrangement or the Aon Coverage (including but not limited to the handling of insurance claims or any failure to obtain insurance) after the First Tranche Closing, except to the extent that same arises from the gross negligence or willful misconduct of Seller (or its agents). Buyers hereby waive all claims against Seller and its agents for such Losses and the cost and expense of defending against claims relating to such Losses, except to the extent that same arises from the gross negligence or willful misconduct of Seller (or its agents).


                                    SECTION 2

                          INDEMNIFICATION; BEST EFFORTS

         2.1 INDEMNIFICATION. Buyers agree, effective as of the First Tranche Closing, to assume and be liable for and to indemnify Seller against all Losses incurred by Seller at any time after the First Tranche Closing under the Aon Coverage or under the Existing Arrangement, to the extent they arise out of Elevator Obligations (except to the extent that the same arise from the gross negligence or willful misconduct of Seller or its agents), including, without limitation, any Claim, the basis of which is that: (i) Buyers or the Elevator Business have failed to pay any amounts owed which constitute Elevator Obligations, (ii) a third party has been or may be injured or damaged in any way by any breach by Buyers or the Elevator Subsidiaries of any of their duties, representations or warranties under this Agreement, or (iii) Buyers, the Elevator Subsidiaries or any of their employees, agents, or servants acted improperly in connection with the notification, investigation, adjustment, and settlement of Claims and Losses arising under the Aon Coverage or Existing Arrangement.

         2.2 BEST EFFORTS. Effective as of the First Tranche Closing, Buyers and Seller agree to use their reasonable best efforts to cause Liberty to look solely to the Elevator Subsidiaries, Buyers or an affiliate of Buyers, and to release Seller from all obligation, with respect to any and all amounts payable under the Existing Arrangement (including, without limitation, deductibles and amounts that are self-insured) to the extent such amounts relate to the Elevator Business, in which event the provisions of Section 1.3(a) and (d) shall become inoperative.


                                    SECTION 3

                            MISCELLANEOUS PROVISIONS

         3.1      DISPUTE RESOLUTION.

                  (a) Informal Proceedings. Except as otherwise provided elsewhere in this Agreement, any controversy or claim between Seller or any affiliate of Seller, on the one hand, and Buyers or any affiliate of Buyers, on the other hand, arising from or in connection with this Agreement or the relationship of the parties under this Agreement whether based on contract, tort, common law, equity, statute, regulation, order or otherwise (a "Dispute") shall be resolved only as follows:

                  (i) Upon written request of Seller or Buyers, each of the parties will appoint a designated representative whose task it will be to meet for the purpose of endeavoring to resolve such Dispute.

                  (ii) The designated representatives shall meet as often as the parties reasonably deem necessary to discuss the problem in good faith in an effort to resolve the Dispute without the necessity of any further proceeding.

                  (iii) If such designated representatives have not resolved such Dispute within 120 days after their appointment was requested, either party may require, by written notice to the other, that the Dispute be submitted to the chief executive officers of Seller and Thyssen.

                  (iv) Following delivery of such notice, the chief executive officers of Thyssen and Seller shall meet in person in New York, New York, and discuss the Dispute in good faith in an effort to resolve the Dispute without the necessity of any formal proceeding.

                  (v) Formal proceedings for the resolution of a Dispute may not be commenced until the earlier of:

                           (A) the chief executive officers of Thyssen and
Seller concluding in good faith that amicable resolution through continued negotiation of the matter does not appear likely; or

                           (B) the expiration of the sixty (60) day period
immediately following the notice requiring submission of the Dispute to the chief executive officers; provided, however, that this Section 3.1(a) will not be construed to prevent a party from instituting formal proceedings earlier to avoid the expiration of any applicable limitations period, or to preserve a superior position with respect to third parties.

                  (b)      Arbitration.

                  (i) If the parties are unable to resolve any Dispute in accordance with Section 3.1(a), such Dispute shall be submitted to mandatory and binding arbitration at the election of either Seller or Buyers (the "Disputing Party"). Except as otherwise provided in this Section 3.1(b), the arbitration shall be pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the "AAA").

                  (ii) To initiate the arbitration, the Disputing Party shall notify the other party or parties in writing (the "Arbitration Demand"), which shall (i) describe in reasonable detail the nature of the Dispute, (ii) state the amount of the claim, (iii) specify the requested relief and (iv) name an arbitrator who (A) (x) for any issue other than an issue involving proper accounting or use of accounting principles, has been licensed to practice law in the U.S. for at least ten years, and (y) for an issue involving proper accounting or use of accounting principles, has been licensed to practice law in the U.S. for at least ten years and is a certified public accountant, (B) is not then an employee of Seller or of Buyers or an employee of an affiliate of either Seller or Buyers, and (C) is experienced in representing industrial manufacturing corporations in connection with commercial agreements (the "Basic Qualifications"). Within fifteen (15) days after the other party's or parties' receipt of the Arbitration Demand, such other party or parties shall file, and serve on the Disputing Party, a written statement (i) answering the claims set forth in the Arbitration Demand and including any affirmative defenses of such party; (ii) asserting any counterclaim, which shall (A) describe in reasonable detail the nature of the Dispute relating to the counterclaim, (B) state the amount of the counterclaim, and (C) specify the requested relief; and (iii) naming a second arbitrator satisfying the Basic Qualifications. Promptly, but in any event within fifteen (15) Business Days thereafter, the two arbitrators so named will select a third neutral arbitrator from a list provided by the AAA of potential arbitrators who satisfy the Basic Qualifications and who have no past or present relationships with the parties or their counsel, except as otherwise disclosed in writing to and approved by the parties. The arbitration will be heard by the panel of the three arbitrators so chosen (the "Arbitration Panel"), with the third arbitrator so chosen serving as the chairperson of the Arbitration Panel. Decisions of a majority of the members of the Arbitration Panel shall be determinative.

                  (iii) The arbitration hearing shall be held in New York, New York, or in such neutral location as the parties may mutually agree. The Arbitration Panel is specifically authorized to render partial or full summary judgment as provided for in the Federal Rules of Civil Procedure, and must, as appropriate, reach such judgment in accordance with the General Corporation Law of Delaware, the laws of the State of New York and, to the extent that proper accounting treatment or accounting principles are at issue, applicable generally accepted accounting principles. The Federal Rules of Evidence shall apply to the arbitration hearing. The Arbitration Panel will not have power or authority, under the Commercial Arbitration Rules of the AAA or otherwise, to relieve the parties from their agreement hereunder to arbitrate or otherwise to amend or disregard any provision of this Agreement.

                  (iv) Within fifteen (15) days after the closing of the arbitration hearing, the Arbitration Panel shall prepare and distribute to the parties a writing setting forth the Arbitration Panel's finding of facts and conclusions of law relating to the Dispute, including the reasons for the giving or denial of any award.

                  (v) The Arbitration Panel is instructed to schedule promptly all discovery and other procedural steps and otherwise to assume case management initiative and control to effect an efficient and expeditious resolution of the Dispute. The Arbitration Panel is authorized to issue monetary sanctions against either party if, upon a showing of good cause, such party is unreasonably delaying the proceeding.

                  (vi) Any award rendered by the Arbitration Panel will be final, conclusive and binding upon the parties and any judgment thereon may be entered and enforced in any court of competent jurisdiction. The Arbitration Panel shall have no authority to award or order any remedy which could not be entered by a court of appropriate jurisdiction sitting at law or in equity under the laws of the State of New York or which is in contravention of this Section 9.1.

                  (vii) Each party will bear one-half of all fees, costs and expenses of the arbitrators and, notwithstanding any law to the contrary, each party will bear all the fees, costs and expenses of its own attorneys, experts and witnesses; provided, however, that (i) to the extent that either party prevails in its position related to a Dispute, the other party shall pay or reimburse the prevailing party for all fees, costs and expenses the prevailing party would otherwise have to pay with respect thereto, and (ii) in connection with any judicial proceeding to compel arbitration pursuant to this Agreement or to enforce any award rendered by the Arbitration Panel, the prevailing party in such a proceeding will be entitled to recover reasonable attorneys' fees and expenses incurred in connection with such proceeding, in addition to any other relief to which it may be entitled.

         3.2 AMENDMENT. This Agreement may not be amended except by a written instrument signed by each of the parties hereto.

         3.3 WAIVER OF COMPLIANCE. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant or agreement contained herein may be waived only by a written notice from the party entitled to the benefits thereof. No failure by any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or future exercise of that right by that party.

         3.4 NOTICES. All notices and other communications hereunder shall be deemed given if given in writing and delivered personally, by courier or by facsimile transmission, telexed or mailed by registered or certified mail (return receipt requested), facsimile, telex or postage fees prepaid, to the party to receive the same at its respective address set forth below (or at such other address as may from time to time be designated by such party to the others in accordance with this Section 3.4):

                  (a)      If to Seller:

                           Dover Corporation
                           280 Park Avenue
                           New York, New York 10017-1292
                           Attention:       Corporate Secretary
                           Telephone:       (212) 922-1640
                           Facsimile:       (212) 922-1656

                           With a copy to:

                           Coudert Brothers
                           1114 Avenue of the Americas
                           New York, New York 10036
                           Attention:       Joseph W. Schmidt, Esq
                           Telephone:       (212) 626-4400
                           Facsimile:       (212) 626-4120

                  (b)      If to Buyers (or either of them):

                           Thyssen Industrie AG
                           Am Thyssenhaus 1
                           D-45128 Essen
                           Germany
                           Attention:       Gary Elliott
                           Telephone:       011-49-201-106-3060
                           Facsimile:       011-49-201-106-3065

                           Thyssen Elevator Holding Corporation
                           3155 West Big Beaver Rd.
                           Troy, MI 48084
                           Attention:       Nancy Hutcheson
                           Telephone:       (248) 643-3511
                           Facsimile:       (243) 648-3636

                           With a copy to:

                           Shearman & Sterling
                           599 Lexington Avenue
                           New York, NY  10022
                           Attention:       Bonnie Greaves, Esq.
                           Telephone:       (212) 848-7670
                           Facsimile:       (212) 848-7179


         All such notices and communications hereunder shall be deemed given when received, as evidenced by the signed acknowledgment of receipt of the person to whom such notice or communication shall have been personally delivered, confirmed answer back or other evidence of transmission or the acknowledgment of receipt returned to the sender by the applicable postal authorities.

         3.5 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any rights, duties or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party and any attempted assignment or transfer without such prior written consent shall be null and void.

         3.6 EXPENSES. Except as otherwise expressly provided in this Agreement, each party shall pay its own expenses in connection with this Agreement, the agreements to be entered into pursuant hereto and the transactions contemplated hereby.

         3.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         3.8 HEADINGS. The section headings contained in this Agreement are solely for convenience of reference, are not part of the agreement of the parties, shall not be used in construing this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

         3.9 FURTHER ACTION. Each Buyer and Seller agree to execute and deliver, and to cause their affiliates to execute and deliver, such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable and requested by the other in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

         3.10 SEVERABILITY. The invalidity, illegality or unenforceability for any reason of any one or more provisions of this Agreement shall not affect the validity, legality or enforceability of the remainder of this Agreement.


         3.11 BUYERS' OBLIGATIONS, ETC. Each Buyer shall be jointly and severally liable for all obligations of Buyers under this Agreement. Any action by, to or with respect to any Buyer (such as notice, consent, etc.) will be deemed to have occurred with respect to both Buyers, provided that Seller shall nevertheless send notices to both Buyers.

         3.12 GOVERNING LAW. This Agreement, and the respective rights, duties and obligations of the parties hereunder, shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                                         THYSSEN INDUSTRIE AG


                                         By:      ______________________________
                                                  Name:
                                                  Title:


                                         By:      ______________________________
                                                  Name:
                                                  Title:

                                         THYSSEN ELEVATOR HOLDING
                                                   CORPORATION


                                         By:      ______________________________
                                                  Name:
                                                  Title:


                                         By:      ______________________________
                                                  Name:
                                                  Title:

                                         DOVER CORPORATION

                                         By:      ______________________________

                                                  Name:
                                                  Title:

                        Schedule 1: Elevator Subsidiaries




                                                                                                         CORPORATION
                                                                                                        (C), DIVISION
                                                                 JURISDICTION OF       OWNERSHIP         (D) OR JOINT
                    ELEVATOR SUBSIDIARIES+                        INCORPORATION        PERCENTAGE        VENTURE (JV)
-------------------------------------------------------------------------------------------------------------------------
1.   Elevator Subsidiaries of Dover Corporation (Canada)
Holdings Limited(1)
-------------------------------------------------------------------------------------------------------------------------
     a.   Dover Corporation (Canada) Limited(2)                      Canada               100%                C
-------------------------------------------------------------------------------------------------------------------------
           i. Turnbull Elevator Division                            Division              100%                D
-------------------------------------------------------------------------------------------------------------------------
          ii. Van Isle Elevator (1982) Ltd.                        Canada (BC)            100%                C
-------------------------------------------------------------------------------------------------------------------------
         iii. Van Isle Elevator Ltd.                               Canada (BC)            100%                C
-------------------------------------------------------------------------------------------------------------------------
          iv. Elmac Elevator Service & Installation Ltd.           Canada (BC)            100%                C
-------------------------------------------------------------------------------------------------------------------------
           v. Ascenseur Modern Maintenance Service                   Canada               100%                C
                                                                    (Quebec)
-------------------------------------------------------------------------------------------------------------------------
          vi. Dover Stahl Heiser                                     Canada               100%                C
-------------------------------------------------------------------------------------------------------------------------
         vii. Elevator and Electric Service Ltd.                     Canada               100%                C
                                                                 (Saskatchewan)
-------------------------------------------------------------------------------------------------------------------------
        viii. Ascenseur Dover Ltd.                                   Canada               100%                C
                                                                    (Quebec)
-------------------------------------------------------------------------------------------------------------------------
          ix. Arctic Elevator, Inc.                                 Hong Kong             100%                C
-------------------------------------------------------------------------------------------------------------------------
           x. Dover Elevator Far East (1996) Limited                  China               80%                 JV
-------------------------------------------------------------------------------------------------------------------------
          xi. Dover Elevator Canada Ltd.                             Canada               100%                C
-------------------------------------------------------------------------------------------------------------------------
              (1)    Dover Elevator (Far East) Limited              Hong Kong             51%                 JV
-------------------------------------------------------------------------------------------------------------------------
                (a)  Hainan Dover Elevator (Far East)                                     100%                C
                     Service Ltd.                                     China
-------------------------------------------------------------------------------------------------------------------------
                (b)  Dover Elevator (Shanghai) Co. Ltd.               China               100%                C
-------------------------------------------------------------------------------------------------------------------------
         xii. Rocon Elevator, Inc.                                   Canada               100%                C
                                                                    (Quebec)
-------------------------------------------------------------------------------------------------------------------------
        xiii. Turnbull Elevator Company Ltd. (HK)                    Canada               100%                C
                                                                    (Ontario)
-------------------------------------------------------------------------------------------------------------------------
2.   Elevator Subsidiaries of Delaware Capital Holdings, Inc.
-------------------------------------------------------------------------------------------------------------------------
     a.   General Elevator Company, Incorporated                    Maryland              100%                C
-------------------------------------------------------------------------------------------------------------------------

--------
(1) Currently named Dover Corporation (Canada) Limited which name will be changed before the Second Tranche Closing as part of the Reorganization.

(2) A new corporation to be formed before the Second Tranche Closing.

 + Indentation connotes direct ownership by the preceding entity one step less-indented.

                                      S1-1

                                                                                                         CORPORATION
                                                                                                        (C), DIVISION
                                                                 JURISDICTION OF       OWNERSHIP         (D) OR JOINT
                    ELEVATOR SUBSIDIARIES+                        INCORPORATION        PERCENTAGE        VENTURE (JV)
-------------------------------------------------------------------------------------------------------------------------

           i. General Elevator Company (Ontario) Inc.                Canada               100%                C
-------------------------------------------------------------------------------------------------------------------------
     b.   East Coast Elevator Service, Inc.                          Florida              100%                C
-------------------------------------------------------------------------------------------------------------------------
     c.   Dover Elevator International, Inc.                        Delaware              100%                C
-------------------------------------------------------------------------------------------------------------------------
           i. Dover Elevator Systems, Inc.                          Delaware              100%                C
-------------------------------------------------------------------------------------------------------------------------
              (1)    Hawaiian Pacific Elevator Company              Delaware              100%                C
-------------------------------------------------------------------------------------------------------------------------
              (2)    Dover Accessibility Products, Inc.             Delaware              100%                C
-------------------------------------------------------------------------------------------------------------------------
              (3)    Component Sales Group, Inc.                    Delaware              100%                C
-------------------------------------------------------------------------------------------------------------------------
          ii. Dover Elevator Company                                Delaware              100%                C
-------------------------------------------------------------------------------------------------------------------------
              (1)    Midstate Elevator Company, Inc.                Delaware              100%                C
-------------------------------------------------------------------------------------------------------------------------
         iii. Sound Elevator Co.                                    Delaware              100%                C
-------------------------------------------------------------------------------------------------------------------------
              (1)    Alaska Pacific Elevator, Inc.                 Washington             100%                C
-------------------------------------------------------------------------------------------------------------------------
          iv. Dover Elevator Asia Pacific Co., Ltd.                                       100%                C
              Thailand                                              Thailand
-------------------------------------------------------------------------------------------------------------------------
              (1)    Dover Elevator (Malaysia) SDN                  Malaysia              100%                C
                     BHD
-------------------------------------------------------------------------------------------------------------------------
              (2)    Dover Engineering SDN BHD                      Malaysia              100%                C
-------------------------------------------------------------------------------------------------------------------------
           v. Lagerquist Corporation                                Delaware              100%                C
-------------------------------------------------------------------------------------------------------------------------
          vi. Arizona Elevator, Inc.                                Delaware              100%                C
-------------------------------------------------------------------------------------------------------------------------
         vii. Security Elevator Company, Inc.                       Delaware              100%                C
-------------------------------------------------------------------------------------------------------------------------
        viii. Shanghai Dover Elevator Manufacturing                                       100%                JV
              Co., Ltd.                                               China
-------------------------------------------------------------------------------------------------------------------------
          ix. Miami Elevator Company                                Delaware              100%                C
-------------------------------------------------------------------------------------------------------------------------
              (1)    Eastern Elevator Service Corp.                 Delaware              100%                C
-------------------------------------------------------------------------------------------------------------------------
           x. Dover Caribbean Inc.                                  Delaware              100%                C
-------------------------------------------------------------------------------------------------------------------------
              (1)    Dover Elevator of Puerto Rico, Inc.           Puerto Rico            100%                C
-------------------------------------------------------------------------------------------------------------------------
3.   Elevator Subsidiaries of Revod Corporation
-------------------------------------------------------------------------------------------------------------------------
     a.   Empire Elevator Corporation                               Delaware              100%                C
-------------------------------------------------------------------------------------------------------------------------
     b.   Hudson Elevator Corp.                                     Delaware              100%                C
-------------------------------------------------------------------------------------------------------------------------
     c.   Dover Australian Elevator Company Pty.                    Australia             80%                 C
          Limited
=========================================================================================================================




+ Indentation connotes direct ownership by the preceding entity one step less-indented.

                                      S1-2

                      Exhibit D: Form of FIRPTA Certificate

                                   CERTIFICATE


         Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. To inform the transferee (buyer) that withholding of tax is not required upon the disposition of a U.S. real property interest by Delaware Capital Holdings, Inc., a Delaware corporation ("DCH"), the undersigned hereby certifies the following on behalf of DCH:

         1. DCH is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

         2. DCH's U.S. employer identification number is 13-3351268; and

         3. DCH's office address is 1403 Foulk Road, Suite 102, Wilmington, Delaware 19803.

         DCH understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

         Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of DCH.

                                              DELAWARE CAPITAL HOLDINGS, INC.



------------------------                      ---------------------------
         Date                                 Name:
                                              Title:

                             Exhibit E: Form of Note

                                   Exhibit E

                                  Form of Note

U.S.$[1,160,000,000][1,140,000,000][20,000,000]        [applicable Closing Date]
                                                              New York, New York

     FOR VALUE RECEIVED, THYSSEN AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany ("Thyssen"), hereby promises to pay (or cause to be paid) to the order of Dover Corporation, a corporation organized and existing under the laws of the State of Delaware ("Dover"), on or before [insert date five Business Days following the applicable Closing Date] (the date of such payment being the "Payment Date"), the principal sum of U.S.$[1,160,000,000][1,140,000,000][20,000,000], together with interest on such amount accruing from the date hereof until paid at a rate per annum equal to the overnight British Bankers Associates London Interbank Offered Rate for United States dollars that appears on page 3750 (or a successor page) of the Dow Jones Telerate Screen as of 11:00 a.m. (London time) on the earlier to occur of (i) two London banking days prior to the Payment Date and (ii) the date of this promissory note.

     Both principal and interest are payable in lawful money of the United States of America in immediately available funds to Dover at [insert account information specified by Dover in accordance with Section 1.2 of the Purchase Agreement] in same day funds.

     THYSSEN AG

     By _______________________
     Name:
     Title:


     By _______________________
     Name:
     Title:

                                    Exhibit F
                  Form of Opinion of General Counsel to Seller

[applicable Closing Date]


Thyssen Industrie AG
Am Thyssenhaus 1
D-45128 Essen
Germany

Thyssen Elevator Holding Corporation
3155 West Big Beaver Rd.
Troy, MI 48084


Ladies and Gentlemen:

         I am General Counsel of Dover Corporation, a Delaware corporation (the "Company") and have acted as counsel to the Company in connection with the execution and delivery by the Company of the Purchase Agreement, dated as of November 23, 1998 (the "Purchase Agreement") among the Company, as Seller, and yourselves, as Buyers. This opinion is being rendered to you pursuant to Section
5.3 of the Purchase Agreement. Capitalized terms used but not defined herein have the meanings attributed to them in the Purchase Agreement.

         The Company conducts substantially all of its business through its Subsidiaries. I am not the General Counsel of any of the Subsidiaries, but the Subsidiaries report to me regularly on material litigation and/or contingencies and review other legal matters with me from time to time.

         I have examined the Purchase Agreement and the forms of the Related Agreements attached as exhibits to the Purchase Agreement and originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I have deemed relevant and necessary as the basis for the

                                      F1-1
opinions set forth below.

         In such examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

         As to various questions of fact material to the opinions rendered herein, I have relied upon the statements and representations in the documents which I have examined. I have assumed the due execution and delivery, pursuant to due authorization, of the documents that I have examined by each party thereto other than the Company and the Seller Entities, that each such party has the full power, authority and legal right to enter into and perform its obligations under each such document to which it is a party, that each such document constitutes the valid and legally binding obligations of each such other party, enforceable against such party in accordance with its terms, and that each such party has satisfied those legal requirements that are applicable to it to the extent necessary to make such documents enforceable against it.

         Based upon my examination, as described above, and subject to the assumptions and qualifications stated, I am of the opinion that:

                  (1) Each of Seller and each Seller Entity other than Dover Canada is a corporation duly organized and validly existing under the laws of the jurisdiction of its organization.

                  (2) Each of this Agreement and the Related Agreements constitutes the legal, valid and binding agreement of each of the Seller Companies party thereto, enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws affecting creditors' rights generally and to general principles of equity.

                  (3) The execution and the delivery of this Agreement and the Related Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate or other action on the part of each Seller Company party thereto.

                  (4) Each of the Elevator Subsidiaries organized or formed under the laws of Delaware or New York is a corporation or other entity duly organized or formed, as the case may be, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has all necessary power under its organizational documents and the law pursuant to which it was organized or formed to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Elevator Business as it is currently conducted by such Elevator Subsidiary.

                  (5) All of the Transferred Equity that constitutes capital stock of

                                      F1-2
corporations organized under the laws of Delaware or New York has been validly issued and is fully paid and nonassessable. Each of the Seller Entities directly or indirectly owns the Transferred Equity in the amounts and percentages set forth on Exhibit II to the Purchase Agreement, in each case free and clear of any material Encumbrances known to me. Except as indicated on such Exhibit II, the Transferred Equity of Elevator Subsidiaries organized under the laws of Delaware or New York constitutes all of the issued and outstanding capital stock and other equity interests of each such Elevator Subsidiary. To my knowledge,
(a) there are no outstanding options, warrants or other rights to subscribe for or purchase from any Seller Company, or any plans, contracts or commitments providing for the issuance of, or the granting of rights to acquire, (i) any capital stock or other similar ownership interests in any Elevator Subsidiary or
(ii) any securities convertible into or exchangeable for any capital stock or other ownership interests in any Elevator Subsidiary, and (b) there are no outstanding contractual obligations of any Seller Company to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other similar ownership interests in any of the Elevator Subsidiaries.

         I am a member of the Bar of the State of New York and the foregoing opinions are limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

         The opinions set forth above are rendered solely to you in connection with the above matter and may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without my prior written consent.

Very truly yours,





                                      F1-3

           Exhibit G: Form of Opinion of General Counsel to each Buyer

                                   Exhibit G-1

                   Form of Opinion of Buyer's General Counsel

                                                       [applicable Closing Date]

Dover Corporation
280 Park Avenue
New York, NY 10017-1292

Ladies and Gentlemen:

         I am the General Counsel of Thyssen Industrie AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany (the "Company"), and am delivering this opinion pursuant to Section 6.3 of the Purchase Agreement, dated as of November 23, 1998 (the "Purchase Agreement"), among the Company, Thyssen Elevator Holding Corporation, a corporation organized under the laws of the State of Delaware, and Dover Corporation, a Delaware corporation. Unless otherwise defined herein, capitalized terms used herein are defined as set forth in the Purchase Agreement.

         In connection with the foregoing, I have reviewed executed copies of the Purchase Agreement and each of the Related Agreements to which the Company is a party and have examined originals or copies certified or otherwise identified to my satisfaction of such corporate records of the Company, certificates of public officials and of officers of the Company and such other documents as I have deemed necessary as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions, I have, when relevant facts were not independently established by me, examined and relied upon representations made by the Company in the Purchase Agreement and certificates of officers of the Company or of public officials.

         Based upon the foregoing and upon such other investigations as I have deemed necessary, I am of the opinion that;

         1. The Company is an Aktiengesellschaft validly existing and in good standing under the laws of the Federal Republic of Germany.

         2. The Purchase Agreement and each Related Agreement to which the Company is a party constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws affecting creditors' rights generally and to general principles of equity.

         3. The execution and the delivery of the Purchase Agreement and each Related Agreement to which the Company is a party, and the consummation of the transactions contemplated thereby, will not violate any provision of the Articles of Incorporation or other


                                      G1-1
similar constituent documents of the Company and have been duly authorized by all necessary corporate action on the part of the Company.

         4. To my knowledge, there are no suits, actions, proceedings (including, without limitation, arbitral or administrative proceedings), claims or governmental investigations pending or threatened against the Company that could reasonably be expected to prevent or require the recision of the transactions contemplated by the Purchase Agreement or any Related Agreement to which the Company is a party, or which could reasonably be expected to challenge the validity or propriety of, or have a material adverse effect on the ability of the Company to consummate the transactions contemplated by, the Purchase Agreement or any Related Agreement to which it is a party.

         5. To my knowledge, the Company is not in violation of any law, rules, regulations, judgments, orders or injunctions of any German court or governmental body or agency thereof that are applicable to the Company and that could reasonably be expected to prevent the Company from consummating the transactions contemplated by the Purchase Agreement or the Related Agreements to which it is a party.

         My opinions expressed above are limited to the law of the Federal Republic of Germany, and I do not express any opinion herein concerning any other law. I note that the Purchase Agreement and the Related Agreements to which the Company is a party are governed by the laws of the State of New York and in rendering the opinion set forth in Section 2 above have assumed, with your permission and without investigation, that the laws of the State of New York are identical in all relevant respects to the laws of Germany.

         The opinions set forth herein are rendered only to you and are solely for your benefit in connection with the transactions contemplated by the Purchase Agreement and the Related Agreements. The opinions set forth herein may not be relied upon by you for any other purpose or relied upon by any other person for any purpose without my prior written consent.

                                                          Very truly yours,



                                      G1-2

                                   Exhibit G-2

                   Form of Opinion of Buyer's General Counsel

                                                      [applicable Closing Date]

Dover Corporation
280 Park Avenue
New York, NY 10017-1292

Ladies and Gentlemen:

         I am the General Counsel of Thyssen Elevator Holding Corporation, a corporation organized under the laws of the State of Delaware (the "Company"), and am delivering this opinion pursuant to Section 6.3 of the Purchase Agreement, dated as of November 23, 1998 (the "Purchase Agreement"), among Thyssen Industrie AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany, the Company and Dover Corporation, a Delaware corporation. Unless otherwise defined herein, capitalized terms used herein are defined as set forth in the Purchase Agreement.

         In connection with the foregoing, I have reviewed executed copies of the Purchase Agreement and each of the Related Agreements to which the Company is a party and have examined originals or copies certified or otherwise identified to my satisfaction of such corporate records of the Company, certificates of public officials and of officers of the Company and such other documents as I have deemed necessary as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions, I have, when relevant facts were not independently established by me, examined and relied upon representations made by the Company in the Purchase Agreement and certificates of officers of the Company or of public officials.

         Based upon the foregoing and upon such other investigations as I have deemed necessary, I am of the opinion that;

         1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

         2. The Purchase Agreement and each Related Agreement to which the Company is a party constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws affecting creditors' rights generally and to general principles of equity.

         3. The execution and the delivery of the Purchase Agreement and each Related Agreement to which the Company is a party, and the consummation of the transactions contemplated thereby, will not violate any provision of the Certificate of Incorporation or bylaws


                                      G2-1
of the Company and have been duly authorized by all necessary corporate action on the part of the Company.

         4. To my knowledge, there are no suits, actions, proceedings (including, without limitation, arbitral or administrative proceedings), claims or governmental investigations pending or threatened against the Company that could reasonably be expected to prevent or require the recision of the transactions contemplated by the Purchase Agreement or any Related Agreement to which the Company is a party, or which could reasonably be expected to challenge the validity or propriety of, or have a material adverse effect on the ability of the Company to consummate the transactions contemplated by, the Purchase Agreement or any Related Agreement to which it is a party.

         My opinions expressed above are limited to the laws of the State of Michigan and the General Corporation Law of the State of Delaware, and I do not express any opinion herein concerning any other law. I note that the Purchase Agreement and the Related Agreements to which the Company is a party are governed by the laws of the State of New York and in rendering the opinion set forth in Section 2 above have assumed, with your permission and without investigation, that the laws of the State of New York are identical in all relevant respects to the laws of the State of Michigan.

         The opinions set forth herein are rendered only to you and are solely for your benefit in connection with the transactions contemplated by the Purchase Agreement and the Related Agreements. The opinions set forth herein may not be relied upon by you for any other purpose or relied upon by any other person for any purpose without my prior written consent.

                                                          Very truly yours,



                                      G2-2